Registration No. 333-35786


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549
                                 Amendment No. 3
                                       To
                                    Form S-1


                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                       STARTECH ENVIRONMENTAL CORPORATION
             (Exact name of registrant as specified in its charter)
                                   -----------
Colorado                                                            84-1286576
-------------------------------                                  ---------------
(State or other jurisdiction of                                  (I.R.S.Employer
incorporation or organization)                                   Identification
                                                                      Number)

                          (Primary Standard Industrial
                           Classification Code Number)
                                      3559

         15 Old Danbury Road, Suite 203, Wilton, Connecticut 06897-2525
         --------------------------------------------------------------
           (Address of principal executive offices including zip code)

                                 (203) 762-2499
               --------------------------------------------------
              (Registrant's telephone number, including area code)

                                                     Joseph F. Longo, President
                                                     --------------------------
                                                     (Name of Agent for Service)

                                                     Copies to:
                                                     ----------
Peter Landau, Esq.                                   Kevin M. Black, Esq.
Foreht Last Landau Miller & Katz, LLP                Sr. Vice President &
415 Madison Ave                                      General Counsel
New York, NY 10017                                   Phone (203) 762-2499
Phone (212) 935-8880                                 Fax (203) 761-0839
Fax (212) 935-5554

Approximate date of commencement of proposed sale to public: From time to time after the effective date of the registration statement, as determined by market conditions.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]



                                  CALCULATION OF REGISTRATION FEE
 ................................................................................................................
                                              Proposed Maximum
Title of Each Class        Amount            Aggregate Offering          Proposed Maximum
Of securities                To Be               Price Per              Aggregate Offering       Amount of
Registered               Registered (1)            Share                      Price           Registration Fee
 ................................................................................................................
Series A Convertible        284,250               $10.00                    $2,842,500              $750.42
Preferred Stock              Shares
 ................................................................................................................
Common Stock
Issuable upon
Conversion of
Series A
Convertible Preferred     1,421,250(2)             $6.00(3)                 $8,527,500            $2,253.38
Stock                        Shares
 ................................................................................................................
Common Stock
Issued upon
Conversion of
Series A
Convertible Preferred       143,878               $13.50(4)                 $1,942,353              $512.78
Stock                        Shares
 ................................................................................................................
Warrants                    396,464                  NIL                       NIL                    NIL
CDA Warrants                433,268                  NIL                       NIL                    NIL
 ................................................................................................................
Common Stock
Issuable upon
Exercise of Warrants        396,464(6)            $15.00(5)                 $5,946,960            $1,569.99
 ................................................................................................................
Common Stock
Issuable upon Exercise
of CDA Warrants             433,268(6)             $7.00(5)                 $3,032,876              $800.38

 ................................................................................................................
Total                                                                                             $5,886.95
 ................................................................................................................


(1) Represents the maximum number of securities that could be issued in the transactions described in the registration statement.
(2) Includes 710,625 shares estimated to be the maximum number of shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the Preferred Stock conversion formula.
(3)  Based on the maximum conversion price of the Preferred Stock.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low closing sale price on April 20, 2000, as reported on the National Association of securities Dealers' Over-The-Counter Bulletin Board a date within five business days of the date of filing of the registration statement.
(5)  Based on the exercise price of the Warrants.
(6) An indeterminate number of shares of Common Stock and Preferred Stock that may become issuable pursuant to the anti-dilution provisions of the Preferred Stock and Warrants are also being registered pursuant to Rule 416.


     The registrant hereby amends the registration statement on this date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the registration statement shall become effective on this date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this Preliminary prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.


                                 SUBJECT TO COMPLETION, DATED September 20, 2000

PROSPECTUS

                       STARTECH ENVIRONMENTAL CORPORATION

                        1,684,235 Shares of Common Stock
             284,250 Shares of Series A Convertible Preferred Stock
                                396,464 Warrants
                              433,268 CDA Warrants

     All of the shares of common stock and preferred stock and all of the warrants being sold in this offering are for the accounts of selling security holders. We will not receive any of the proceeds from the sale of shares of common stock, preferred stock or warrants by the selling security holders. We will receive the exercise prices with respect to the exercise of any warrants. If all of the warrants and CDA warrants were exercised we could receive net proceeds of approximately $8,979,836. See "Selling Security Holders".

     The selling security holders may sell the shares of common stock, preferred stock and warrants to or through underwriters, and also may sell them directly to other purchasers or through agents from time to time in the over-the-counter market. Sales may be made at fixed prices, which may be changed, negotiated prices, or at market prices prevailing at the time of sale. In addition to the 1,684,235 shares of common stock being offered hereby, the registration statement of which this prospectus is a part includes a maximum of an additional 710,625 shares of common stock that may become issuable pursuant to the anti-dilution provisions of the preferred stock conversion formula.

     Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol STHK. At present, there is no market for the preferred stock or the warrants and there is no assurance that any market will develop.

     On September 18, 2000 the average of the last reported bid and asked prices of our common stock in the Over-the-Counter market was $9.875.

                                   -----------

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 10"

                                  -----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. September , 2000

                                Table Of Contents


 Prospectus Summary ....................................................     5

 Risk Factors ..........................................................    10

 Forward-Looking Statements ............................................    18

 How We Intend to Use any Proceeds from this Offering ..................    18

 Price Range of Common Stock ...........................................    18

 Dividend Policy .......................................................    19

 Capitalization ........................................................    20

 Dilution ..............................................................    21

 Selected Financial Data ...............................................    22

 Management's Discussion and Analysis of
  Financial Condition and Results of Operations ........................    23

 Business ..............................................................    27

 Management ............................................................    38

 Certain Transactions ..................................................    42

 Principal Stockholder .................................................    43

 Selling Security Holders ..............................................    45

 Plan of Distribution ..................................................    48

 Description of Securities .............................................    49

 Shares Eligible for Future Sale .......................................    52

 Legal Matters .........................................................    52

 Experts ...............................................................    52

 Where Can You Find More Information About Us ..........................    52

 Index To Financial Statements .........................................    54

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our company. You should read the entire prospectus carefully, including risk factors, and our financial statements, before making an investment decision.

                                  Our Business

     Startech Environmental Corporation manufactures and sells Plasma Waste Converters. The Plasma Waste Converter is a system comprised of equipment used to destroy all types of materials processed through the system. Material put into the system can be either hazardous or nonhazardous. Our system is an alternative to other forms of material and waste disposal systems currently being used by government and industry. Our initial sales concentration is on government agencies and private sector industries that have or produce, toxic or hazardous wastes. Toxic or hazardous material placed into our system leaves the system as a non-toxic or non-hazardous gas, silicate or metal end product. We believe our system processes these materials in a safer and more economic way than other available technologies. All end products exiting our system have the potential for re-use or re-sale.

     Customers will use our system for the processing and disposal of materials and wastes. We sell the Plasma Waste Converter system and train the customer to use it properly. We do not treat, store, dispose of, or transport waste.

     Our Markets

     Our primary target markets are government agencies and industrial facilities, who are producing or are in possession of hazardous and non-hazardous waste.

     Our Strategy

     Sales to government facilities and agencies are made principally by our executives. Sales to industrial and non-governmental customers are made by independent distributors and commissioned representatives. Our distributors operate within a geographic area or a market segment. Our representatives are not restricted to a geographic area or market segment.

                                   Our Company

     We were incorporated in Colorado on May 1, 1991, as Kapalua Acquisitions, Inc. At the time of our incorporation, we had no specified business plan, but were instead a blind pool where by our common stock was sold to the public to provide us with capital to be used to investigate and acquire an interest in one or more business opportunities.

     On November 17, 1995, we acquired all of the capital stock of Startech Corporation, a private Connecticut company founded in 1994. The principal shareholders of Startech Corporation were Joseph F. Longo our Chairman and President and Leonard V. Knap. We purchased all the outstanding stock in Startech Corporation for 4,000,000 shares of Kapalua common stock, which represented 80.5% of the outstanding capital stock of Kapalua after the acquisition. In January 1996, we changed our name to Startech Environmental Corporation.

     Our principal office is located at 15 Old Danbury Road, Suite 203, Wilton, Connecticut 06897-2525. Our telephone number at this office is (203) 762-2499, and our website is located at http//:www.startech.net. Information contained at our website is not part of this prospectus.

                                  The Offering

Securities Offered .................    1,684,235 Shares of common stock;
                                        284,250 shares of preferred stock;
                                        396,464 warrants, and 433,268 CDA
                                        warrants.

                                        Of the 1,684,235 shares of common stock
                                        being offered, 710,625 shares are to be
                                        issued from time to time upon conversion of preferred stock; 396,464 shares are to be issued from time to time upon exercise of 396,464 warrants; 433,268 shares are to be issued from time to time upon exercise of 433,268 CDA warrants, and 143,878 common shares are shares that have already been issued in connection with prior conversion of shares of preferred stock.



Common stock outstanding
 prior to this offering ............    7,894,597 shares

Common stock to be outstanding
 after the offering.................    9,671,829 shares assuming the conversion
                                        of 568,500 shares of preferred stock
                                        (including 284,250 preferred shares
                                        being offered) into 910,625 shares of
                                        common stock at the current conversion
                                        rate of $6.00 per share, and assuming
                                        the exercise of 396,464 warrants at
                                        $15.00 per share, and 433,268 CDA
                                        warrants at $7.00 per share. The common
                                        stock issued upon conversion of all
                                        preferred stock and the exercise of
                                        warrants would represent 22.5% of our
                                        outstanding common shares.

Preferred stock outstanding
 prior to the offering..............    604,006 shares

                                        In the period April through October 20,
                                        1999, 696,978 shares of preferred stock
                                        were issued at $10.00 per share in
                                        connection with a private placement
                                        under Section 4(2) of the Securities Act of 1933 as amended. We agreed to file a registration statement with respect to one half of the remaining preferred shares, and the underlying common shares. As of the date hereof 143,878 preferred shares were previously converted into common stock, and 284,250 preferred shares are being registered, and 319,756 outstanding shares are not being registered.

Preferred stock to be
 outstanding after the offering.....    334,665 shares, assuming the conversion
                                        of the 284,250 shares of preferred stock being offered.

Outstanding warrants
 prior to the offering..............    396,464 warrants 433,268 CDA warrants
                                        106,816 other warrants

Warrants exercisable
 after the offering.................    829,732; we agreed to file a
                                        registration statement with respect to
                                        the 396,464 warrants and 433,268 CDA
                                        warrants, and the underlying common
                                        shares being offered.

Anti dilution provisions ...........    The conversion rate of the preferred
                                        stock and the exercise price per share
                                        and number of shares of common stock
                                        issuable upon exercise of the warrants
                                        are subject to adjustment in the event
                                        of a common stock dividend, a
                                        subdivision or combination of
                                        outstanding shares of common stock or in the event of any recapitalization, reclassification, consolidation, merger or similar event.

Use of proceeds.....................    This offering is being made by selling
                                        security holders and we will not receive any of the proceeds of these sales. We may receive cash proceeds to extent any of the warrants are exercised.

OTC-Bulletin Board Symbol ..........    STHK

     The number of shares of common stock to be outstanding after this offering is based upon the number of shares outstanding as of August 31, 2000 and does not include the following:

     o 905,000 shares of common stock subject to options issued at a weighted average exercise price of $6.11 per share under our 1995 Stock Option Plans

     o 360,589 shares of common stock reserved for issuance under our 1995 stock option plan and 1,000,000 shares of common stock reserved for issuance under our 2000 stock options plans.

     o    Warrants to purchase 47,975 shares of preferred stock.

     Please see capitalization, shares eligible for future sales, and description of securities for a more complete discussion regarding the outstanding shares of common stock, preferred stock, warrants, and options to purchase common stock and related matters.

Summary financial data

     The following summary financial data information should be read in conjunction with our financial statements and their related notes and Managements Discussion and Analysis of Financial Condition and Results of Operations included in this prospectus. The statement of operations data for the years ended October 31, 1997, 1998 and 1999 is derived from, and is incorporated by reference to, the audited financial statements included in this prospectus. The statement of operations date for the years ended October 31, 1995 and 1996 have been derived from audited financial statements not included in this prospectus. The statement of operations data for the nine months periods ended July 31, 1999 and 2000 and the balance sheet data at July 31, 2000 labeled actual are derived from, and incorporated by reference to, our unaudited interim financial statements included in this prospectus.



                                                                                                          Nine Months
Statement of Operations Data:                              Year Ended October 31                         Ended July 31,
                                                           ---------------------                      -------------------
                                          1995         1996        1997        1998       1999         1999         2000
                                         -------------------------------------------------------      -------------------
                                                                                                           (unaudited)
                                                 (In thousands, except for per share data)

Revenue .............................    $     0     $    26     $    10     $ 1,088     $ 2,269       $2,236      $ 1,087
Gross Profit ........................          0          26          10         642         131          390          550
(loss) from operations ..............        (36)       (664)       (898)       (474)     (1,346)        (716)      (1,849)
Net income (loss) ...................        (36)       (670)       (878)       (463)     (1,289)        (683)      (1,608)

Net income (loss) per share .........       (.04)       (.12)       (.12)       (.07)       (.19)        (.10)        (.50)
Weight average shares
outstanding basic ...................        996       5,482       6,695       6,887       6,875        6,873        7,484


                                                             July 31, 2000
                                                             -------------
                                                             (in thousands)
                                                              (unaudited)
                                                                         As
Balance Sheet Data:                                      Actual      Adjusted(1)
                                                        -------      ----------
Cash and cash equivalents ....................          $ 5,542       $14,472
Working capital ..............................            6,166        15,096
Total assets .................................            7,664        16,594
Total stockholders' equity ...................            6,532        15,462

-----------------------
(1)  The as adjusted column assumes the exercise of 396,464 warrants at $15.00 per share, and 433,268 CDA warrants at $7.00 per share, after deducting estimated expenses of $50,000 payable by us.

The company's  earnings are  inadequate to cover the combined  fixed charges and preferred dividends as shown in the following table.
                                                                                           Nine Months
Fixed Charges:                                    Year Ended October 31                   Ended July 31,
                                                  ---------------------                  --------------
                                    1995      1996       1997    1998     1999         1999          2000
                                    --------------------------------------------       ------------------
                                            (unaudited, In thousands)
Fixed Charges (deficiency)          (36)     (670)      (878)    (463)   (1,305)       (699)        (3,775)




                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. You should consider the following risk factors, together with the other information in this prospectus, when evaluating an investment in our common stock. If any of following risks occur, our business, operations or financial condition would likely suffer. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

RISKS RELATED TO THE OPERATION OF OUR BUSINESS

We have only been an operating business for a short time and it may be difficult to evaluate our business and prospects

     While we were organized in May, 1991, we are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. The effect of any or all of these risks could affect the trading price of our common stock and you may lose all or part of your investment. We were considered a development stage company for accounting purposes until 1998 because we had not generated any material revenues to that date. Revenues from shipments and services began to be recognized in calendar 1998. Failure to obtain greater market acceptance for our technology will limit our ability to continue to grow our business, which will adversely affect the value of an investment in our company.


We have incurred losses and anticipate continued losses and may never achieve profitability

     If our revenues do not increase significantly or if the increase in our expenses is greater than expected, we will not achieve or sustain profitability or generate positive cash flow in the future. We are currently designing and building 5 Plasma Waste Converters. We expect to deliver 2 systems by the end of calendar year 2000 and a additional three systems in the first half of 2001. We had revenues of $1,088,782, $2,268,694, and $1,087,000 for each of the fiscal years ended October 31, 1998 and 1999, and the nine months ended July 31, 2000 and our net loss for each of these periods was $463,051, $1,289,192 and $1,608,239 respectively. We do not expect to generate any material revenues until after we successfully complete the manufacture and installation of a significant number of Plasma Waste Converters for on-site customer applications. Our accumulated deficit at the end of these periods was $2,048,150, $3,353,358 and $7,128,342, respectively. We expect losses to increase as the result of increased expenses of approximately $1,000,000 over the next 12 months as we expand our marketing efforts, demonstrate our technology to customers and construct a testing and training facility. If we are unable to increase revenues and continue to operate at a loss the market price of our common stock will likely decline and decrease the value of your investment.

We have no experience on a large - scale commercial basis which will limit sales and revenue

     We have never utilized the Plasma Waste Converter under the conditions and in the volumes that will be required to be profitable nor has our Plasma Waste Converter ever been utilized on a large-scale commercial basis. While we have demonstrated the Plasma Waste Converter's ability to process and dissociate waste feedstocks and recover resources in pilot scale and industrial-sized Plasma Waste Converters, this does not guarantee that the same or similar results could be obtained on a large-scale continuing commercial basis or on any specific project. The only Plasma Waste Converter we have built and sold can process less than ten tons of material per day. It has not been used on a continuous basis in an ongoing commercial application. Our success will depend in part upon our ability to design and build systems that handle more than ten tons of material per day and operate continuously. Our data and research to date support the fact that we will achieve results in the larger systems similar to those we have had in the smaller system we have manufactured and extensively tested. Based upon that belief we have designed and are quoting systems for sale of up to 100 tons per day. If the larger systems do not operate as we expect it will significantly limit sales and revenue, which in turn will lower the value of our common stock. If the results we expect are not achieved and further research and development cost is required to design, build and test these larger Plasma Waste Converters, that will also adversely affect our profitability, which will also reduce the value of your investment.

We are dependent on third parties for manufacturing and key components which may cause delays in manufacturing and increase costs which could adversely affect future profitability

     We do not have our own manufacturing facility. We currently rely upon third parties for system assembly and manufacture of key components. This reliance on third parties makes us vulnerable to manufacturing delays and difficulties. Delays in the manufacturing or assembly of our products could subject us to lost sales or reduced profits. Our products and systems are assembled and partially manufactured by Bauer Howden Inc., pursuant to our engineering drawings and specifications. Bauer Howden is an experienced manufacturing company and also a strategic partner. As a strategic partner, Bauer Howden has committed to provide the capacity to manufacture our systems on a large-scale basis when and as needed.

     There are limited sources of supply for some Plasma Waste Converter components. Business disruptions, financial difficulties of the manufacturer or suppliers, or raw material shortages could increase the cost of goods sold or reduce the availability of these components. In our development to date, we have been able to obtain adequate supplies of these key components. We expect to experience a rapid and substantial increase in our need for components if sales accelerate as expected. If we are unable to obtain a sufficient supply of required components, we could experience significant delays in manufacturing. This delay could result in the loss of orders and customers, and could affect our business, financial condition and results of operations. Although we plan to purchase inventories of these strategic components, we may still require alternative sources if we experience delays in obtaining them. If the cost of finished components were to increase, we may not be able to pass on price increases to our customers if we are to remain competitively priced. Increased costs without price increases would reduce profit, which in turn would reduce the value of your investment.

Our failure to achieve market acceptance of the Plasma Waste Converter would adversely affect our business

     The failure to achieve market acceptance for our Plasma Waste Converter would affect our profitability, future revenues, the market price of our common stock, and the success of our business. Many prospective users of the Plasma Waste Converter have committed substantial resources to other forms of process stream treatments or technologies. Our growth and future financial performance will depend on our ability to demonstrate to prospective users the technical and economic advantages of the Plasma Waste Converter over these alternatives. We may not be successful in this effort. Furthermore, it is possible that competing alternatives may actually have advantages over the Plasma Waste Converter for certain industries or applications.

Our failure to obtain additional financing, if needed, would adversely affect our business results

     We may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as an ongoing concern. Financing for all of our activities have been provided by private sales of our securities. We believe our cash reserves, anticipated cash generated from operations and other existing sources of capital will be adequate to fund our operations over the next two years. We may need additional funds to accelerate our manufacturing and marketing plans. Our inability to obtain necessary capital or financing to fund these needs could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If additional funds are raised by issuing equity securities, stockholders may incur dilution. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or otherwise limit the development, manufacture or sale of Plasma Waste Converters, which may affect our business, results of operations and financial condition and reduce the value of your investment.

We have been dependent on one customer for our revenues, the loss of which makes us vulnerable to substantial loss of revenue

     For the two fiscal years ending October 31, 1998 and 1999 approximately 98% of our revenues were derived from a sub contract with the U.S. Army. The failure to diversify our customer base and continued reliance on one customer makes us vulnerable to a substantial decline in revenues if we do not continue to receive contracts from that customer. Such an event could cause a material and adverse effect on our business, operations and financial condition and the value of our common stock would decline substantially. The sub-contract was for the delivery of a Plasma Waste Converter for the demonstration phase of the U.S. Army's Assembled Chemical Weapons Assessment program and was completed in April 1999. As a result our revenues for the six month period ending April 30, 2000 decreased by $798,000.

We face risks associated with our plans to market and distribute our Plasma Waste Converter internationally which would have a significant adverse effect on future profitability which is dependent on such sales

     We are marketing the Plasma Waste Converter in international markets, including both industrialized and developing countries, and expect a significant portion of our future revenue to come from these sales. In fact, for the 6 months ended April 30, 2000 approximately 94% of our sales to date have been generated by sales outside the United States. If we are unable to expand our international marketing efforts beyond current levels our future expected profitability would be seriously reduced. Substantial risks still remain for us to market our product effectively in international markets. These risks include:

     o Political and economic instability. Many of our international initiatives involve local government support or funding. Sales to governments may have a long sales cycle. Any change in the political or economic climate during this sales cycle may prevent us from making an anticipated sale.
     o Difficulties in collecting accounts receivable. We are a small company with limited cash resources. It will be difficult for us to recover monies owed from an international customer if we are forced to take legal action.
     o Protecting intellectual property. The laws of other countries governing intellectual property may afford little or no effective protection for our intellectual property. Even if protected, international litigation may result in substantial costs and diversion of resources.

     Any of these risks will reduce expected revenue and may prevent us from achieving or sustaining profitability. An inability to increase revenues or become profitable may reduce the market price of our common stock and the value of your investment.


We may acquire other companies, product lines or technology and our failure to integrate any such acquisition would have an adverse effect on our business

     As part of our growth strategy we may pursue acquisitions and investments that could provide complementary and competitive new technologies, products, or businesses. Future acquisitions or investments would involve the use of significant amounts of cash, potentially dilutive issuance of equity securities, incurrence of debt or amortization of expenses related to goodwill and other intangible assets.

In addition, acquisitions involve numerous risks, including:

     o difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company
     o    the diversion of management's attention from other business concerns
     o risks of entering markets in which we have no or limited prior experience

     We currently have no commitments with respect to any acquisition or investment. If an acquisition or investment does occur and we cannot successfully integrate the business, product, technology, or personnel that we acquire, it would have a material adverse affect on our business, results of operations and financial condition. Any event that adversely affects our financial condition is likely to reduce the market price of our common stock.

     We may be unable to find appropriate strategic alliances, which would adversely affect market penetration of the Plasma Waste Converter

     We may be unable to find appropriate future strategic alliances in markets in which we have little experience, which could prevent us from bringing our products to these markets in a timely manner, or at all. If we do not enter into effective alliances, our products may not achieve this significant market penetration, which could lower the demand for and reduce market acceptance for the Plasma Waste Converter, reducing our revenues and profitability.

     We have leveraged and plan to continue leverage of our resources in manufacturing technology, marketing and sales of our Plasma Waste Converter systems through collaborative agreements with corporate and business partners. These strategic alliances may include cooperative agreements for sharing of information, cooperative marketing agreements, or other business relationships such as equity investments or joint ventures. We currently have several strategic alliances to assist in commercializing and manufacturing our Plasma Waste Converter.

     Our current alliances are intended to facilitate our entry into the market place and accelerate the development and commercialization of our products.

     The terms of these alliances may require us and our partners to share revenues and expenses from joint activities or for us to grant our partners licenses to manufacture, market, and sell our products. While the leveraging of our resources through these alliances may have a favorable effect on our financial condition the sharing of revenues may have a negative effect on our results of operations.

We have the potential risk of product liability which may subject us to litigation and related costs

     Our Plasma Waste Converter systems will be utilized in a variety of industrial and other settings, and will be used to handle materials resulting from the user's generation of hazardous waste. The equipment will therefore be subject to risks of breakdowns and malfunctions, and it is possible that claims for personal injury and business losses arising out of these breakdowns and malfunctions will be made against us. Our product liability insurance may be insufficient to provide coverage against all claims, and claims may be made against us even if covered by our insurance policy for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

     There are risks associated with our use of hazardous materials and our failure to control their use could result in substantial financial liabilities

     We use, generate and discharge toxic, volatile or otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Therefore, we are subject to a variety of federal, state and local government regulations related to the storage, use and disposal of those materials. Failure to comply with present or future regulations could result in an imposition of fines on us, suspension of production or a cessation of operations. We are not aware of any environmental investigation, proceeding or action by federal or state agencies involving any of our facilities. However, under federal and state statutes and regulations, a government agency may seek recovery and response costs from both operators and owners of property where releases of hazardous substances were committed by previous occupants of the property or have occurred or are ongoing. If we fail to control the use of, or to restrict adequately the discharge of, hazardous substances, we could be subject to substantial financial liabilities. Our business, financial condition and operating results could suffer a material adverse effect if costs resulting from these liabilities are not covered by insurance or exceed our coverage.

Failure to comply with government regulations will severely limit our sales opportunities and future revenue

     Failure to obtain operating permits, or otherwise to comply with federal and state regulatory requirements, could affect our abilities to market and sell the Plasma Waste Converter and could substantially reduce the value of your investment and the market price of our common stock. Our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act of 1970, which may require our prospective working partners or our customers to obtain permits or approvals to utilize the Plasma Waste Converter and related equipment on job sites. In as much as we intend to market the Plasma Waste Converter internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

     We cannot be certain that:

     o    required permits and approvals will be obtained
     o new environmental regulations will not be enacted or that if they are our customers and we can meet stricter standards of operation or obtain additional operating permits or approvals.


Failure to protect our intellectual property could adversely affect our brand and business

     The success and competitiveness of our product depends in part upon our ability to protect our current and future technology, manufacturing processes, and brand name through a combination of patent, trademark, trade secret and unfair competition laws and our failure to do so could seriously harm our business, financial condition and results of operations.

     Patent applications in the United States are maintained in secrecy until patents issue, and the publication of discoveries in the scientific literature tends to lag behind actual discoveries. Therefore, we cannot be guarantee that we will be the first creator of future inventions for which we seek patents or the first to file patent applications on any of our inventions. Patent applications filed in foreign countries are subject to laws, rules and procedures, which differ from those of the United States. We cannot be certain that:

     o    patents will be issued from future applications
     o any future patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us
     o foreign intellectual property laws will protect our intellectual property
     o others will not independently develop similar products, duplicate our products or design around any patents which may be issued to us

     We enter into confidentiality and non-disclosure of intellectual property agreements with our employees, consultants and many of our vendors and generally control access to and distribution of our proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar information independently.

     Policing unauthorized use of intellectual property is difficult. The laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology. Misappropriation could have a material adverse effect on our brand and our business by causing us to lose customers and revenue opportunities. In addition, pursuing persons who might misappropriate our intellectual property could be costly and divert the attention of management from the operation of our business.

     Our failure to keep pace with technological changes may result in the loss of customers and revenue opportunities and seriously harm our business

     Other participants in the manufacture of systems for the processing and disposal of materials and wastes in both the private and public sectors include several large domestic and international companies and numerous small companies, many of who have substantially greater financial and other resources and more manufacturing marketing and sales experience than we do. As other technology evolves, the Plasma Waste Converter may be rendered obsolete by one or more competing technologies. Any one or more competitors, or one or more other enterprises not presently known to us, may develop technologies which are superior to the Plasma Waste Converter or other technologies utilized by us. To the extent that our competitors are able to offer more cost-effective technology alternatives, our ability to compete and sell our Plasma Waste Converters could be materially and adversely affected and could cause a decline in the market price of our common stock.

Contracts with federal and state governments subject us to risks including termination and audit.

     Contracts with the United States government are subject to various risks, including the risk of termination at the convenience of the government. This type of contractual clause is included in all government contracts and allows the government to cancel a contract at anytime during the performance of the contract without any penalty. If cancelled for "convenience" the government must pay the costs of the contract up until that date and other reasonable costs related to its termination. Additionally, revenues from these potential relationships are subject to time-consuming audit procedures under various federal statutes. We intend to continue our policy of participating in selective research and sales opportunities involving federal and state governments.

We are dependent on key personnel and our business would be disrupted if we are unable to retain and expand our management team

     Due to the nature of our business, we are highly dependent on the continued service of, and on the ability to attract and retain, qualified engineering, technical, manufacturing, sales, marketing and senior management personnel. The loss of any key employees or principal members of management could have a material adverse effect on our business and operating results. In addition, if we are unable to hire additional qualified personnel as needed, we may not be able to adequately manage and implement our plans for expansion and growth. We may not be able to continue to attract and retain the qualified personnel necessary for the development of our business.

RISKS RELATED TO THIS OFFERING


Certain current stockholders own a large portion of our voting stock which could influence decisions that would adversely affect new investors

     Our officers, directors, and affiliates beneficially own or control approximately 52.44% of our outstanding common stock with Joseph F. Longo, Chairman and President and Leonard V. Knap each controlling 23.81% of the common stock outstanding, and Paradigm Group LLC owns 9.30%. If all the preferred shares are converted to common stock and all the outstanding warrants are exercised these percentages would change to 43.76%, and 6.76%, respectively. These stockholders may be able to influence matters requiring stockholder approval and thereby, our management and affairs. Matters that typically require stockholder approval include:

     o    election of directors
     o    mergers or consolidations
     o    sales of all or substantially all of our assets

This concentration of ownership could delay or prevent another person or persons from acquiring control or causing a change in control, even if such change would increase the price of our common stock or the value of the company. Preventing a change in control in favorable circumstances may affect your ability to sell your securities at a higher price.

You will experience immediate and substantial dilution, a disparity in your stock purchase price, and may experience further dilution

     The prices of the securities in this offering will be substantially higher than the net tangible book value per share of the common stock immediately after this offering. Therefore, if you exercise your warrants or convert your preferred stock, you will incur immediate and substantial dilution of $9.00 per share in net tangible book value per share of common stock from the price you paid or the conversion of your preferred stock assuming a weighted average exercise price of $10.76 per share for the warrants and a conversion rate of $6.00 for the preferred shares. The conversion price per share of preferred which is 80% of the market price, but not less than $4.00 per share or more than $6.00 per share represents potential substantial dilution to existing shareholders at the time of such conversion as it is likely to occur at a time when the market price is substantially higher than the conversion price.

     Our future operating results are likely to fluctuate which will likely cause volatility in our stock price

     Our quarterly and annual operating revenues, expenses, and operating results may fluctuate. They have varied widely in the past, and we expect they will continue to fluctuate in the future. Fluctuations in quarterly and annual results will also adversely impact management's ability to accurately project the available revenue necessary for growing our sales and revenue through internal funding. Because we have a limited operating history and our future operating results maybe below the expectations of securities analysts and investors, the market price of our common stock may decline.

We do not expect to pay cash dividends

     We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. The terms of our preferred stock agreements prohibits us from paying cash dividends on the common stock unless and until all accumulated and unpaid dividends on the preferred stock have been paid. We do not expect to pay any cash dividends in the foreseeable future.

There has been no prior public market for our convertible preferred stock or our warrants and a market may not develop or be liquid

     There is no public market for our convertible preferred stock and our warrants, and there is little likelihood that an active trading market will develop. The primary purposes of this offering are to comply with registration rights and other contractual obligations incurred by us in connection with the original issuance of the preferred stock and warrants as well as to encourage the exercise of warrants by being able to issue shares of common stock which will be freely tradable.

Future sales of a significant number of shares of our common stock may have an adverse effect on our stock price

     There are currently available a large number of shares that are eligible for sale. The market price of our common stock could drop as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that such sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock. All of the shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for shares acquired by our "affiliates" as defined in Rule 144 of the Securities Act.

In addition future sales of our common stock may be made by:

     1. directors, officers and other stockholders under Rule 144 of the Securities Act;
     2.   holders of preferred stock who convert their shares into common stock
     3. holders of options or warrants who exercise them and purchase shares of common stock

The number of shares which may be sold in this offering that are freely transferable is 1,684,235, and the number of shares that may be sold by affiliates pursuant the rule 144 is 4,779,361.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

     o    business strategy
     o    expansion of our manufacturing capabilities
     o    plans for hiring additional personnel
     o    plans for entering into collaborative agreements
     o anticipated sources of funds, to fund our operations following the date of this prospectus
     o plans, objectives, expectations and intentions contained in this prospectus that are not historical fact

     When used in this prospectus, the words "expects," "anticipate," "intends," 'plans," 'believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "risks factors" and elsewhere in this prospectus. We assume no obligation to update any forward-looking statements.

              HOW WE INTEND TO USE ANY PROCEEDS FROM THIS OFFERING

     Selling security holders are making this offering and we will not receive any of the proceeds of these sales. We may receive cash proceeds to the extent any warrants are exercised. If all of the warrants were exercised we could receive net proceeds of approximately $8,979,836. Any proceeds will be used for working capital and general corporate purposes. Pending the use of any proceeds they will be invested in short term investment grade, interest-bearing securities. We estimate our expenses in connection with this offering will be $50,000.

                           PRICE RANGE OF COMMON STOCK

     Our common stock has traded on the OTC Bulletin Board under the symbol STHK since November 1995. Prior to that time, there had been no active trading in our common stock.

     The table below sets forth the high and low bid range of quotations for our common Stock for the quarters indicated as reported by the NASD:

                                                           High         Low
                                                           ----         ---

1998
         Quarter ending January 31, 1998                 $   9.75     $  4.84
         Quarter ending April 30, 1998                      11.75        5.00
         Quarter ending July 31, 1998                       11.25        5.00
         Quarter ending October 31, 1998                     7.75        3.25



1999
         Quarter ending January 31, 1999                 $   8.62     $  4.62
         Quarter ending April 30, 1999                       7.12        5.00
         Quarter ending July 31, 1999                        9.71        6.00
         Quarter ending October 31, 1999                     8.56        5.25

2000
         Quarter ending January 31, 2000                 $   8.12     $  5.12
         Quarter ending April 30, 2000                      18.75        8.87
         Quarter ending July 31, 2000                       14.00        7.00
         Quarter ending October 31, 2000                    10.812       7.51
            (thru September 18, 2000)


     Such over-the-counter market quotations reflect inter dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

     On September 18, 2000 the last bid price reported on the OTC Bulletin Board for our common stock was $9.875 per share. On August 31, 2000, we had 7,894,597 shares of common stock outstanding. We had approximately 1,650 stockholders of record.

     On July 12, 2000, we filed an application for listing our common stock on the NASDAQ SmallCap Market. The application is currently under review.


                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock. The current policy of the Board of Directors is to retain any earnings to provide for the development and growth. Consequently, no cash dividends are expected to be paid in the foreseeable future on shares of common stock. The holders of the preferred stock are entitled to receive if, when as declared by the Board of Directors a quarterly preferred dividend at the rate of 8% per year, payable in additional shares of preferred stock. No dividends may be paid on any shares of common stock unless and until all accumulated and unpaid dividends on the preferred stock have been declared and paid in full. The current policy of the Board of Directors is to retain any earnings for our operations, and there is no intention of paying cash dividends on the outstanding preferred shares.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of July 31, 2000. Our capitalization is presented:

     o    on an actual basis; and
     o as adjusted to reflect the exercise of all of the warrants at $15.00 per share and the CDA warrants at $7.00 per share which would result in net proceeds of approximately $8,979,836.

                                                                                             July 31, 2000
                                                                                             -------------
                                                                                       Actual             As Adjusted
                                                                                    ------------          -----------
Long-term debt                                                                      $     16,672          $     16,672

Short-term debt                                                                           23,435                23,435
                                                                                    ------------          ------------
                                                                                          40,107                40,107
                                                                                    ============          ============
Stockholders' equity
         Preferred Stock; Authorized 10,000,000 (no par value)
         shares of which 2,500,000 are designated as
         Cumulative Convertible Redeemable Preferred Stock                             5,473,732             5,473,732
593,978 shares issued and outstanding at 07/31/00

         Common stock;  800,000,000 (no par value) shares authorized
         7,894,597 shares issued and outstanding at 07/31/00                           6,444,596            15,374,432

Additional paid-in capital                                                             1,742,745             1,742,745

Accumulated deficit                                                                   (7,128,342)           (7,128,342)
                                                                                    ------------          ------------
Total stockholders' equity                                                          $  6,532,731          $ 15,462,567
                                                                                    ------------          ------------

         Total  capitalization                                                      $  6,492,624          $ 15,422,460
                                                                                    ============          ============

The number of shares of common stock reflected as issued in the table above, both on an actual basis and on an adjusted basis does not reflect the following:

     o 905,000 shares of common stock subject to options issued at a weighted average exercise price of $6.11 per share under our 1995 Stock Option Plan.

     o 360,589 shares of common stock reserved for issuance under our 1995 Stock Option Plan and 1,000,000 shares of common stock reserved for issuance under our 2000 Stock Options Plan.

     o    Warrants to purchase 47,975 shares of preferred stock

                                    DILUTION


If you exercise your warrants or convert your preferred shares into common stock in this offering, you will incur immediate and substantial dilution of $9.09 per share in net tangible book value per share of common stock from the price you paid. Net tangible book value per share is determined by dividing the total number of shares outstanding of common stock into the difference between total tangible assets less total liabilities. This dilution will reduce the value of your investment.

     At July 31, 2000, our net tangible book value was $6,532,731 or $.83 per share on an actual basis. After giving effect to the conversion of all of the preferred shares at $6.00 per share and the exercise of all of the warrants and CDA warrants at$15.00 per share and $7.00 per share respectively, and after deducting offering expenses, as if this offering had been completed as of July 31, 2000, our pro forma net tangible book value on July 31, 2000 would be approximately $15,462,567 or $1.67 per share.

     This represents an immediate increase in the net tangible book value of approximately $.84 per share to our existing shareholders, and an immediate and substantial dilution of $9.09 per share to new investors. The following table illustrates this per-share dilution:

Weighted Average price of warrants and CDA warrants..........            $10.76
         Net tangible book value as of July 31, 2000.........   .83
         Increase attributable to new investors..............   .84
Pro forma net tangible book value after this offering........              1.67

Dilution to new investors   .................................             $9.09

The following table summarizes, as of July 31, 2000 on a pro forma basis described below, the number of shares of common stock purchased in this offering, the aggregate cash consideration paid and the average price per share paid by officers, directors, promoters and affiliated persons ("existing stockholders") for common stock acquired since 1995 and by new investors purchasing shares of common stock in this offering:


                               Shares Purchased                   Total Consideration                 Average
                           ----------------------------           -------------------------          Price per
                              Number           Percent           Amount              Percent           Share
                             ---------         -------         ----------            -------          -------

Existing stockholders        7,894,597            90.5         11,973,094              57.1             1.52
New Investors                  829,732             9.5          8,979,836              42.9            10.82
                             ---------         -------         ----------             -----
Total                        8,724,329           100.0         20,952,930             100.0
                             =========         =======         ==========             =====

The discussion and tables above give effect to the exercise of the 396,464 warrants and the 433,268 CDA warrants, with exercise prices of $15 per share and $7.00 per share respectively. As of July 31, 2000, options to purchase an aggregate of 905,000 shares were issued at a weighted average exercise price of $6.11 per share. They are not exercisable until November 1, 2001 and have not been included in the above tables and discussions. In addition 1,325,589 shares are available for future option grants under our stock option plans. To the extent any of these options are exercised and any additional options are granted and exercised there will be further dilution to new investors.

                             SELECTED FINANCIAL DATA

     The following summary financial information should be read in conjunction with our financial statements and their related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data" which are incorporated herein by reference. The acquisition of Startech Corporation by the Registrant occurred on November 17, 1995. The financial information reflects the operations of both companies combined for all the periods presented. The statement of operations data for the years ended October 31, 1997, 1998, and 1999, and the balance sheet data as of October 31, 1997, 1998, and 1999 have been derived from audited financial statements included in this prospectus. The statement of operations data for the years ended October 31, 1995, and 1996 and the balance sheet data as of October 31, 1995 and 1996 have been derived from audited financial statements some of which are not included in this prospectus. The statement of operations data for the nine months ended July 31, 2000 and 1999 and the balance sheet data at July 31, 2000 and 1999 are derived from, and incorporated by reference to, our unaudited interim financial statements included in this prospectus.



                                                                                                                   Nine Months
                                                                      Year Ended October 31,                      Ended July 31,
                                                    -------------------------------------------------------     ------------------
Statement of operations data:                         1995       1996         1997        1998       1999        1999       2000
                                                      ----       ----         ----        ----       ----       ------------------
                                                                         (in thousands)                             (unaudited)
Revenues .......................................    $     0     $    26     $    10     $ 1,089     $ 2,269     $ 2,236     $ 1,087
Cost of revenues ...............................          0           0           0         446       2,138       1,846         537
                                                    -------     -------     -------     -------     -------     -------     -------
Gross profit ...................................          0          26          10         642         131         390         550
Operating expenses:
General and administrative expenses ............         36         624         681         665       1,156         983       1,967
Research and development expenses .............           0           0           0           0           0           0          44
Selling expenses ...............................          0          66         226         451         321         123         388
                                                    -------     -------     -------     -------     -------     -------     -------
Total operating expenses .......................         36         690         907       1,116       1,477       1,106       2,399
                                                    -------     -------     -------     -------     -------     -------     -------
Loss  from operations ..........................        (36)       (664)       (898)       (474)     (1,346)       (716)     (1,849)
Other expense (income):
Interest expense ...............................          0           9           9           9          33           0           0
Other expense (income) .........................          0          (3)        (29)        (24)       (101)        (35)       (248)
                                                    -------     -------     -------     -------     -------     -------     -------
Loss before income taxes .......................        (36)       (669)       (877)       (459)     (1,278)       (681)     (1,601)
Income tax expense .............................          0           1           1           4          11           2           7
                                                    -------     -------     -------     -------     -------     -------     -------
Net income (loss) ..............................    $   (36)    $  (670)    $  (878)    $  (463)    $(1,289)    $  (683)    $(1,608)

Net income (loss) per share -basic .............      (0.04)      (0.12)      (0.12)      (0.07)      (0.19)      (0.10)       (.50)

Weighted-average shares
outstanding - basic ............................        997       5,482       6,695       6,888       6,876       6,873       7,484


                                                                                                                     Nine Months
                                                                     Year Ended October 31,                       Ended July 31,
                                                    -------------------------------------------------------     -------------------
Balance Sheet Data:                                   1995        1996        1997       1998        1999         1999       2000
                                                      ----        ----        ----       -----       ----       -------------------
                                                                     (in thousands)                                  (unaudited)
Cash and cash equivalents ......................    $    83     $   281     $   988     $   156     $ 5,496     $ 2,520     $ 5,542
Working capital ................................        (36)       (153)        965         539       5,665       1,879       6,166
Total assets ...................................         85         392       1,202       1,824       6,374       3,172       7,664
Total stockholders' equity .....................        (36)        (53)      1,103         661       6,015       1,919       6,532
Long-term obligations ..........................          0           0           0           0           7           0          16


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our financial statements and the related notes appearing at the end of this prospectus. Our discussion contains forward-looking statements our based upon current expectations that involve risks, and our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under risk factors, business and elsewhere in this prospectus.

     For the nine months ended July 31, 2000, approximately 55% of our revenue was generated by sales to customers located outside the United States. We believe that international sales will continue to account for a significant portion of our sales for the foreseeable future. Current sales are denominated in U.S. dollars and foreign exchange rate fluctuations have not had an impact on our results of operations. All of the revenues reported are from contracts to purchase our Plasma Waste Converters, consulting and demonstration fees, and distributorship revenues, at this time our revenues do not reflect any tolling fees.

     Substantially all of our revenue and costs from government contracts are subject to audit under various federal statutes. In December 1999 an audit was conducted with the Defense Contract Audit Agency in conjunction with the US Army Chemical and Biological Defense Command. With the completion of this audit we are currently awaiting final payment from our prime contractor Burns & Roe for our final two invoices totaling $483,189 and we expect to be receiving payment from Burns and Roe in the near future.

     On April 10, 2000 we issued a news release announcing that the U.S. Army's Non-Stockpile Program had contracted with UXB International, Inc., with Startech as a subcontractor to perform certain work on the Plasma Waste Converter located at Aberdeen Proving Ground, Maryland. The news release was made for the purpose of reporting what we believed was a newsworthy event and also contained explanatory material relating to the Non-Stock Pile Program and Stock Pile Program.

     On April 28, 2000 the U.S. Army Program Manager for Chemical Demilitarization issued a response to our news release indicating it contained misleading statements. Among those items with which the Program Manager disagreed was our description of the work to be performed by us on the Plasma Waste Converter; that we had previously demonstrated "successful testing" of our equipment, and the inference that our technology had already been chosen for the disposal of secondary wastes, when in fact, the program is studying alternates to the incineration of secondary waste, including plasma technology. We do not agree with the Program Manager's view that our news release contained misleading statements. In particular, every material we were allowed to test was irreversibly destroyed well beyond the Army's stated safety standards. Additionally, the Program Manager claims that the news release was unauthorized. At no time were we advised that prior approval from the Program Manager was required for us to issue a news release. After consultation with the Program manager UXB International offered to terminate our sub-contract as a remedy for the issuance of the press release. UXB terminated our sub-contract for the convenience of the government on or about April 28, 2000.

     Our anticipated revenue for this subcontract was approximately $150,000 and approximately one half of the contract was completed for which we expect to be paid on a timely basis by UXB, International who continues to be our strategic partner. Furthermore we do not believe this will materially affect our ability to quote on U.S. Army contracts or to participate in other U.S. Army programs.

Comparison of nine months ended July 31, 1999 and 2000

Revenues. Our total revenues were $1,087,607 for the nine months ended July 31, 2000, as compared to $2,236,873 for the same period in 1999, a decrease of $1,149,266 or 51.4%. Our decrease in revenue was due to the fact that in the 2000 period we received revenues from new and existing agreements which were less than revenues received from the Assembled Chemical Weapons Assessment Army
(ACWA) Project in the 1999 period.

Gross Profit. Our gross profit was $550,252 for the nine months ended July 31, 2000 an increase of $160,071 or 41.0% from the same period in 1999. The improved gross profit margins for the nine months ended July 31, 2000 were attributable to revenues received from the Burns & Roe for the Assembled Chemical Weapons Assessment Army (ACWA) Project, improved profit margins associated with our strategic agreement with UXB International, lower costs associated with our distributors and consulting agreements, while for the period ended July 31, 1999 lower gross profit margins resulted mainly from the higher than expected actual costs relating to the Assembled Chemical Weapons Assessment Army (ACWA) project.

General and administrative expenses. Our general and administrative expenses for the nine months ended July 31, 2000 were $1,967,652, an increase of $984,200, or 100.0%, from the same period in 1999. The increase is due to a higher level of salaries as a result of hiring additional personnel to support our operations, professional services fees, depreciation expenses related to furniture and fixtures and computer equipment, stockholders relations expenses, occupancy and office expenses, and insurance expenses.

Research and development expenses. Our research and development expenses for the nine months ended July 31, 2000 were $43,593 an increase of 100.0%, from the same period in 1999 during which no research and development expenses were reported. The increase is due to costs related to improved design and engineering of our Plasma Waste Converter, and further development of Plasma Converted Gas.

Selling Expenses. Our selling expenses for the nine months ended July 31, 2000 were $387,516, an increase of $264,683, or 215.5%, from the similar period 1999. The increase for the nine months ended July 31, 2000 is due to higher consulting services, marketing expenses and demonstration cost as compared to the nine months ended July 31, 1999.

Interest income. Our interest income for the nine months ended July 31, 2000 was $247,980, as compared to $34,775 in the similar period 1999 an increase of 613.0%. The increase is due to higher cash balances as a result of the recently completed preferred private placement on October 20, 1999, and higher interest rates earned on our investments.

Income taxes. Income taxes for the nine months ended July 31, 2000 were $7,710 as compared with $2,107 in the similar period 1999. We have minimal tax obligations due to the fact that we have not had meaningful profitability to this point. We have tax loss carry forwards of $6.5 million to offset against future profits, if any.


Comparison of Years Ended 1999 and 1998

Revenues. Our total revenues for the year ended October 31, 1999 were $2.3 million, an increase of $1.2 million, or 108%, from the year ended October 31, 1998. Our increase in revenue was due to the award of the ACWA Army sub contract, which we demonstrated at the Aberdeen Proving Grounds. This Army sub contract represented 98% of revenues for both years ended October 31, 1999 and 1998.

     Gross Profit. Our gross profit was $131,000 for the year ended October 31, 1999 a decrease of $511,000, or 80% from the year ended October 31, 1998. Our gross margins on revenue was 5% for the year ended October 31, 1999 compared to gross margins on revenue of 59% for the year ended October 31, 1998. The 1999 decrease in gross profit margin resulted mainly from the completion of the demonstrations for the Army ACWA program at Aberdeen Proving Grounds.

     General and administrative expenses. Our general and administrative expenses for the year ended October 31, 1999 were $1.2 million, an increase of $491,000, or 74%, from the year ended October 31, 1998. The increase is due to a higher level of salaries as a result of the hiring additional personnel to support our growth, professional fees, insurance, stockholder relations.

     Selling Expenses. Our selling expenses for the year ended October 31, 1999 were $321,000, an decrease of $130,000, or 29%, from $451,000 for the year ended October 31, 1998. The decrease is due to lower customer demonstration activity at Aberdeen Proving Grounds.

     Interest expense. Our interest expense for the year ended October 31, 1999 was $33,000, an increase of $24,000, or 266%, from $9,000 for the year ended October 31, 1998. The increase is due to interest expenses relating to a note payable to Connecticut Development Authority.

     Interest income. Our interest income for the year ended October 31, 1999 was $101,000, an increase of $78,000, or 339%, from $23,000 for the year ended October 31, 1998. The increase is due to higher cash balances as a result of a private placement completed on October 20, 1999.

     Income taxes. Income taxes for the year ended October 31, 1999 were $11,000 as compared with $4,000 in the similar period 1998.

Comparison of Years Ended 1998 and 1997

     Revenues. Our total revenues for the year ended October 31, 1998 were $1.1 million an increase of $1.1 million, or 11,000.% over the $10,000 in revenues for the year ended October 31, 1997. Our increase in revenue was due to the award of the ACWA Army sub contract. This Army sub contract represented 98% of revenues in the year ended October 31, 1998 compared to 0% of revenue in the year ended October 31, 1997.

     Gross Profit. Our gross profit was $643,000 for the year ended October 31, 1998 an increase of $633,000 or 6,300% from the year ended in October 31, 1997. Our gross margins on revenue were 59% for the year ended October 31, 1998, our first year that we were not classified as a development stage company. Our gross margins were derived from the Army in 1998. In 1997 we had $10,000 in consulting fees.

     General and administrative expenses. Our general and administrative expenses for the year ended October 31, 1998 were $665,000, a decrease of $17,000, or 2%, from the year ended October 31, 1997. The decrease was due primarily to lower legal fees and automobile expense.

     Selling Expenses. Our selling expenses for the year ended October 31, 1998 were $451,000, an increase of $225,000, or 99%, from $226,000 for the year ended October 31, 1997. The increase is due to higher salary costs, higher travel costs, and higher printing and material costs.

     Interest expense. Our interest expense for the year ended October 31, 1998 and 1997 was $9,000.

     Interest income. Our interest income for the year ended October 31, 1998 was $24,000, a decrease of $6,000, or 20%, from $30,000 for the year ended October 31, 1997. The decline in interest income was attributable to a reduction in our cash balances for the funding of working capital, and design work.

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


     Income taxes. Income taxes for the year ended October 31, 1998 were $4,000 as compared with $550 in the similar period for 1997.


Liquidity and Capital Resources

     As of July 31, 2000, we had cash of $5,542,105 and working capital of $6,166,652. During the nine months ended July 31, 2000, our cash decreased by $471,862. This was primarily due to the proceeds from the exercise of warrants and options, offset by purchases of fixed assets and raw materials.

     Our investing activities have consisted primarily of short-term high quality liquid investments, with maturity with three months or less when purchased, which are considered cash equivalents. The primary investments are high quality commercial paper, U.S. Treasury notes and U.S. Treasury bills.

     For the nine months ended July 31, 2000 we declared three quarterly dividends on our Series A convertible preferred in the aggregate amount of $401,714, which was paid by the issuance of 40, 171 Series A convertible preferred shares.

     We believe that cash generated from operations, our current cash balances, and other sources of capital, will be sufficient to satisfy our projected working capital and planned capital expenditures for at least 24 months.

                                    BUSINESS

     We develop, manufacture, market and sell a closed loop elemental recycling system called the Plasma Waste Converter for the global marketplace. A closed loop elemental system is a process whereby the waste materials put into the system by the user are reformed and recovered.

     Our goal is to produce and market a low cost waste processing system which processes all forms of hazardous and nonhazardous organic and inorganic waste and by-products, and converts most of these into a reusable synthesis gas. Our system operates a performance level that far exceeds the environmental standards of the United States Environmental Protection Agency, and other comparable international environmental regulatory agencies.

     Our system provides significant benefits over other forms of treatment and disposal of hazardous and non hazardous wastes. The most common methods include incineration, land filling, deep-well injection, wet chemistry processes, neutralization and bio-remediation, industrial lagoons, and direct release to the environment. These methods have transportation, treatment, environmental or safety risks. In addition, most of these treatment and disposal methods themselves generate large volumes of waste, which may require further treatment prior to final disposal. As a result, we believe these methods are being met with increasing public resistance and more stringent regulations, which lead to an increased cost of compliance, and in some cases a prohibition. We believe the reason many of these methods continue to be used is a lack of alternatives. We intend to aggressively market our system as a proven, cost effective and environmentally safe alternative.

     We believe that the primary factors, which will create demand for our Plasma Waste Converters, include the need:

     o for customers to reduce the costs for hazardous and toxic waste disposal;
     o to comply with present and anticipated environmental regulations in a cost-effective manner;
     o to eliminate the liabilities associated with hazardous and toxic waste disposal, and;
     o to economically process hazardous and non-hazardous waste and industrial by-products while recovering products for re-use or re-sale.

     Compared to other treatment methods we believe the Plasma Waste Converter minimizes or eliminates the creation of residual waste and significantly reduces the costs and risks associated with residual waste disposal. We believe increasingly stringent environmental regulations anticipated throughout the world will create demand for systems with a high degree of environmental performance. While the core technology is plasma, each customer will require special system configurations for the specific material they are processing.

     The Plasma Waste Converter system consists of:

     o    specially designed plasma vessel
     o    in-feed system
     o    gas polisher
     o    power requirement
     o    waste storage facility
     o    on-site waste handling equipment
     o    plant layout and design in the case of large systems

      The expected exponential population growth in the United States will bring the number of people in the country to well over a half a billion in sixty years. The U.S. infrastructure will have to double, meaning its ability to safely manage its waste problems will also have to double. The great challenge is sustaining economic growth in the face of exponential population growth

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


without destroying quality of life. We believe our technology is positioned to meet the waste-related challenge of a sustainable development. In addition to environmental benefits, our system recycles wastes to valuable energy products and commodity products. We regard all wastes as valuable renewable resources.

     Hazardous waste, based upon data obtained from the United States Environmental Protection Agency is produced at the rate of more than 200 million tons annually in the United States alone. All of it is classified as hazardous or toxic under the Resource Conservation Recovery Act or the Toxic Substance Control Act . The costs of the hazardous waste treatment and disposal methods continue to rise, and now range from approximately $900 to more than $2,000 per ton. This does not include the additional processing, handling, packaging and management costs sustained by the hazardous waste generator within its facility prior to final disposal. We believe these costs will continue to escalate due to the expanding pressure being placed upon government and industry to dispose of their waste in an environmentally safe manner. We believe this to be especially true in light of the increased regulation of, and moratoriums on, incineration and landfilling. Our processing cost, including capital cost, labor and energy, is estimated to be about 8 - 12 cents per pound, or about $160 - $240 per ton for industrial sized systems, such as our five (5) ton and ten (10) ton per day systems. The cost per pound to the end user of the plasma waste converter will decrease as the scale of the system increases.

     Other categories of industrial waste, including special wastes; industrial waste by-products, non-hazardous waste and municipal solid waste create a total market of approximately 13 billion tons annually. Materials classified as special wastes are generated primarily by the mining and oil and gas industries, manufacturing industries, cement kilns and coal-fired electric utilities. Special wastes, while not currently categorized as hazardous, are not generally environmentally benign and do pose a risk to the public health and safety. They are regulated separately under state law and these wastes are materials that can be safely and economically processed and remediated using our system.

Primary Markets

     Our system, in the process of converting the molecules of hazardous wastes into valuable commodity products, destroys wastes totally and irreversibly. This capability is critical in most hazardous waste applications.

     We have identified our two primary markets:

     o government facilities and agencies producing or in possession of hazardous and toxic wastes;

     o institutional and industrial facilities producing or in possession of hazardous and toxic wastes

     The government markets include but not limited to, the Departments of Defense, Energy, Agriculture, Justice, Treasury and the National Institutes of Health, all of which control or produce hazardous products.

     The industrial markets include the chemical, petrochemical industries, metal processing, manufacturing industries; hazardous and non-hazardous waste process treatment facilities, hospital and other infectious and hazardous waste generators; pharmaceutical, and applications involving mixed and contaminated post-consumer plastics.

     The Plasma Waste Converter can significantly minimize the volume of wastes. Demonstrations of our system on low-level radioactive surrogate waste streams have shown volume reductions of approximately 300 to 1. Other present methods of volume reduction include compaction and incineration that produce overall volume reductions of about 8 to 1. Our system will not reduce the radioactivity of the

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


low level radioactive waste nor do we believe it can be done by any other system, but the volume of that waste may be reduced. Industries that may benefit from this process are utilities, labs and hospitals which store the reduced low level radioactive waste material on-site. We believe our system can increase a site's storage capacity. A site that has only 2 years of low level radioactive waste storage capacity remaining will have 200 or more years of storage capacity by using our system.

     While not the initial focus of our business we have produced preliminary designs for municipal solid waste facilities as large as 3,000 tons per day.

     Currenlty our largest immediate market is for skid-mounted systems that range from 300 to 600 pounds per hour of throughput. These systems will be manufactured in production quantities that favor fast, reliable delivery commitments.

     The smaller systems can be truck mounted, and larger systems barge mounted. Two ton per day systems can be air lifted by C-130s for quick deployment to tropical, arctic and desert environments. A two-ton per day system will process all of the wastes generated by a 1,000 person military base.

Primary Customer

     For the two fiscal years ended October 31, 1999 and 1998, a U.S. Army sub contract provided us with 98% of our revenues. The sub-contract was for the delivery of a Plasma Waste Converter for the demonstration phase of the U.S. Army's Assembled Chemical Weapons Assessment program and was completed in April 1999.

Plasma waste converter development and technology

     Individual members of our management team have been issued patents in and have been designing, manufacturing, and marketing engineered solid-waste capital equipment to the waste industry worldwide since 1969. None of the patents have been assigned to the company nor are they being used for our Plasma Waste Converter. Their experience includes the development and marketing of equipment for hazardous, non-hazardous, and radioactive wastes, industrial by-products and recycled processes. The Plasma Waste Converter is the culmination of that experience over the past 30 years in the waste equipment industry.

     Our management has also been involved for many years in product development and innovations in waste industry technologies, and has extensive knowledge of the waste industry in North America and internationally. Their interest in the application of plasma technology to the waste industry arose as a result of a technical article written in the 1970's which stated that two Atomic Energy Commission fusion scientists, Mr. Bernard Eastlund and Mr. William Gough speculated that plasma might be used to blast waste back into its constituent atoms, and that the atoms could be reclaimed for total reuse. The scientists also speculated that the technology would not be commercially developed until the year 2000. Through publicly available information and research and development conducted by Mr. Longo and Mr. Knap with various configurations and various waste streams, it was decided that the Plasma Waste Converter was ready for commercial adaptation and scale.

     Plasma torches have been used in the metallurgical industry for many years, with the first plasma torches being employed in the nineteenth century. The Plasma Waste Converter is an electrically driven system that produces an intense field of radiant energy that causes the dissociation of the molecular bonds of solid, liquid, and gaseous compounds or materials of both hazardous and non-hazardous wastes. This is often referred to as molecular dissociation.

     The molecules of the waste material are separated into their elemental atomic components, and reformed into recoverable non-hazardous commodity products by the Startech system. The process is not a combustion or burning process, and the system should not be confused with an incinerator or a vitrification process. The intense energy field produced by the plasma torch, which is operating within the Plasma Waste Converter chamber, causes the dissociation process.

     Plasma is a gas that has been ionized so that the gas becomes an effective electrical conductor. The plasma gas is discharged within the chamber in a continuous arc of lightning-like energy that can produce temperatures up to the range of 40,000 degrees Fahrenheit, although the overall chamber temperature is much lower. When the waste materials are confronted with the intensity of the energy within the chamber, the excitation of the molecular bonds is so great that the waste material's molecules break apart into their elemental atomic components. Our Plasma Waste Converter chamber operates at normal atmospheric pressure quietly and safely. Our Plasma Waste Converter consists of many process components currently used in the metallurgical and chemical industries. Solid wastes being fed to our system ordinarily do not have to be preconditioned or shredded. The wastes can be fed to the system in bulk form. They are automatically fed to the system through an air-locked infeed port, and the feeding is ordinarily on a continuous basis. Liquids, gases and sludges can also be fed or pumped directly into the chamber through a pipe port, and it is also able to feed-in liquids, gases and sludge along with bulk solids at the same time.

     The synthesis gas recovered from our system after dissociation occurs is drawn out of the top of the chamber and put through a conventional gas-polishing unit. The silicates, inorganics and metals are removed at the lower side of the Plasma Waste Converter chamber through a trap.

     These recovered products can be used or sold as commodities for use in various manufacturing processes. It is expected that most of the Plasma Converted Gas will be used as a fuel gas and to a lesser degree, as a chemical feed stock; silicate materials recovered will be used in the ceramics, abrasives or the construction industries; the metallic components can be used or be readily available for sale with little or no additional processing. The economic justification for the use of our systems in hazardous waste applications does not depend on any revenues from the use or sale of the recovered commodity products.

     In November of 1998 we completed the manufacture of our first industrial sized Plasma Waste Converter which was delivered to the US Army Base at Aberdeen Proving Ground, Maryland. The Plasma Waste Converter was put through a rigorous and diversified four-month test program. Our Plasma Waste Converter processed every material provided by the Army at a level far safer than the current U.S. government environmental standards and well within the guidelines promulgated by the Army Program testing the technology. The proprietary test report data from the program included the results from thousands of samples analyzed by various independent approved by the environmental protection agency.

Sales strategy

     Our long-term strategy is to achieve broad market acceptance of the Plasma Waste Converter as an advantageous process of relieving waste generating problems of the private sector and government. We are initially manufacturing transportable, and skid mounted Plasma Waste Converters. We believe that once there is a broad installed base of our product in these markets, waste generators in other market segments will be attracted to our Plasma Waste Converter. Any one system will allow the customer to dispose of between four tons and one hundred tons of waste per day. Multiple systems may be installed in a facility processing greater than one hundred tons per day.

     We intend to manufacture our system and sell or lease them to our customers. Leasing will be used on a case-by-case basis. We do not intend to finance any lease. We entered into agreements with two customers for the sale of Plasma Waste Converters in the first six months ended June, 2000.

     Future sales revenues will be produced by the combination of the purchase price for the system supplemented by ongoing usage fees. The usage fees will vary depending on use, subject to minimum monthly usage fees embodied in the sales agreements. Depending on the customer's application, usage fees may range between two and five cents per pound, and will be compiled by electrically metered watt-hour consumption.

     Our sales strategy includes the use of independent distributors and commissioned representatives. This sales strategy can achieve the most rapid market penetration at the lowest cost. Sales to most domestic government agencies will be made by our executives and will be house accounts. We will assist distributors and representatives in all other sales.

     Our distributors pay an upfront fee and commit to purchasing a demonstration system for their ongoing sales initiatives. The distributor operates a specific geographic are or market segment. Distributors are most important for penetration of international markets. We believe a local presence and knowledge of local customs and practice will give us the best penetration in the sale of our systems. Our distributors are required to provide sales installation and service support. All distributors are required to meet minimum sales volumes to maintain their distributorship. Our distributors purchase the system from us for re-sale to the end-user. Commissions are not paid to the distributor.

     Our representatives are appointed to act as sales intermediaries. They are paid commissions on sales they initiate. We contract the sale directly with the customer. We provide the representative with sales information and training.

     We believe that the market for our systems internationally is larger than the United States market, and in many respects has economic and environmental imperatives for the purchase of our systems in newly industrialized countries that are more compelling than those in the United States. According to the World Bank, each year the world's population increases by thirty-three million people. We believe this population growth will further increase the need for our systems.

     We do not intend to share with customers in the offsets or revenues that may be generated from any commodity products produced by the system. We believe this is an additional financial incentive to acquire our systems.


     For the fiscal years 1997, 1998, 1999 and the nine months ended July 31, 2000 100% of our revenue was from the sale and demonstration of our only product, the Plasma Waste Converter. Sales to our international customers accounted for approximately 0.0%, 0.0%, 5.8% and 55.0% of total revenues in fiscal years 1997,1998,1999 and the nine months ended July 31, 2000. Sales to our domestic customers accounted for approximately 100.0%, 100.0%, 94.2% and 45.0% of total revenues in fiscal years 1997,1998,1999 and the nine months ended July 31, 2000. We believe that international sales will continue to account for a significant portion of our sales for the foreseeable future. Current sales are denominated in U.S. dollars and foreign exchange rate fluctuations have not had an impact on our results of operations. All of the revenues reported are from contracts to purchase our Plasma Waste Converters, consulting and demonstration fees, and distributorship revenues. At this time our revenues do not reflect any tolling fees.

Competition

     We believe we are the industry leader in the use of plasma technology for waste processing. There are other non-plasma based technologies in various stages of development that claim to achieve some, but not all, of the objectives achieved by our plasma based system. There also may be other plasma technologies being developed. We believe we are positioned to take advantage of the acceptance of plasma technology as an alternative to conventional forms of waste disposal. We have spent substantial money, time and effort educating the public and private sector on the benefits of our technology and believe we will reap the rewards of that effort. The factors we believe will make us the industry leaders are:

     o    advanced design and operating performance of our complete system;
     o documented operating performance of our system by independent laboratories;
     o management's more than 30 years experience in the international waste industry market;
     o greater access to capitol markets as a public company over private concerns;
     o    depth and breath of manufacturing experience;
     o    fully trained international distributors and representative; and
     o    engineering and scientific strengths.

We believe the following are our competitive disadvantages:

     o    tolerance in some communities for the continued use of incineration;
     o    tolerance in some communities for the continued use of landfills;
     o    lack of extensive patent protection for our system;
     o our cash position relative to other multi-national companies who may enter this field as it grows; and
     o resistance to new technologies when dealing with the public health and safety.

     We believe many potentially competitive technologies are limited to a narrow number of waste feed-streams. If the system does not receive exactly what it expects, even something as benign as water or metals, the process may be ineffective and possibly dangerous. It is difficult to specify an exact waste stream in a real world application. By their very nature, waste streams are sometimes made up of unknown and unpredictable materials. For any processing device to be commercially successful it must be able to safely and effectively process unpredictable waste streams. Our system can handle great deviations in the waste stream content. We believe many of the potentially competitive technologies have yet to demonstrate capabilities beyond small laboratory or bench scale devices that use precisely controlled waste streams. They may also produce undesirable and hazardous by-products. Some have not yet sold their product on a commercial scale. We have designed and manufactured and delivered a fully automatic commercial system for use by the U.S. Army.

We believe the following technologies may be the potential competition to plasma -based technology:

          Bio-remediation: a method that uses microorganisms for the decontamination of soil or ground water. Usually involves injecting organisms and oxygen into contaminated zones primarily for organic pollutants;

          Super Critical Water Oxidation: the process which exhibits by water above 705 degrees F and above 3,208 pounds per square inch of pressure.

          Wet Air Oxidation: a mature thermal technology that processes the treatment of wastewater sludge. The process itself generates about 20 pounds of wastewater effluent for every pound of solid contained in the sludge that it treats. Depending on the waste to be processed, secondary treatment may be required.

          Neutralization also called hydrolysis: a mature technology that treats a limited number of organic materials. The process employs hot water, enzymes and chemicals, and may produce hazardous byproducts that may require further remediation. The process produces a large amount of wastewater requiring secondary treatment.

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


     Most cannot process many of the materials found in common waste streams. Our system has no such limitations and can process all materials simultaneously regardless of composition.

     We believe the following companies are working on waste processing technologies that may be competitors; the exact state of their development is unknown to us:

     o    AEA Technology Ltd
     o    Teledyne-Commodore Corporation
     o    General Atomics Corporation
     o    Aerosptiale Ltd.
     o    Retech Incorporated
     o    Resorption Canada Limited
     o    Plasma Environmental Technologies
     o    Plasma Environmental Applied Technologies

     In addition to the above, we believe that other waste disposal methods may be considered as competition. These methods are summarized as follows:

     o landfill dumping: the least expensive, in the short term, and one of the most environmentally dangerous of all waste disposal methods.
     o Incineration: even though the permitting of new incinerator installations is being dramatically reduced, and the technology has fallen into great disfavor both in the U.S. and internationally, this rather primitive method of disposal is still presently accepted by many although the emissions produced are regarded as pollutants, and large quantities of toxic bottom ash and fly ash are produced and are eventually deposited into landfills in the community.

Strategic Alliances

     The strategic alliances we have entered to help further develop our market scope and penetration are set forth below. The agreements entered into with each strategic partner provide that we mutually seek opportunities that utilize our proprietary process and the particular expertise and know-how of the other strategic partner. The agreements also provides for the formation of mutually agreeable business arrangements concerning the commercialization of our system, and the termination by either company upon written notice, except for survival of confidentiality, and intellectual property provisions. The principal benefit each of these alliances bring to us is the ability to have expertise available to us on an as needed basis as we move forward and attempt to expand our business in areas which require our system and our strategic partner's expertise. Each represents a potentially significant revenue source. None of the alliances have any specific financial requirements on part of either party. Such requirements, if any, will be determined if and when a business opportunity materializes. Accordingly we do not give any effect to our strategic alliances in our financial statements as there is no financial impact at this time. The benefit to each of our strategic alliance partners is the possibility of future revenue opportunities through the need for their specific area of expertise required by contracts with our customers.

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Skidmore Owings & Merrill, LLP

     Skidmore Owings & Merrill is a privately held partnership that offers architectural and engineering services. The firm has offices in Chicago, New York, San Francisco, Los Angeles, Washington D.C., with affiliates in Hong Kong, London and Sao Paolo. Our agreement provides for Skidmore Owings & Merrill's participation, on a case-by-case basis, with the design and construction of facilities for Plasma Waste Converter resource recovery centers. The term of the Agreement is for three years expiring March 14, 2003, with a three-year renewable option. This alliance enables us to provide architectural design, plant engineering design, and construction management capabilities and support for large projects. The use of the Plasma Waste Converter configured for use in large-scale facilities represent a potential significant revenue source.


UXB International, Inc.

     UXB International, Inc., is a privately owned company, located in Ashburn, Virginia. UXB is one of the largest explosive ordnance disposal companies in the world. Unexploded ordnance and explosive ordnance refers to munitions and weapons such as landmines, rockets, bomblets, mortars, propellants and chemical warfare materiel that are found on military bases, firing and bombing ranges, and former war zones scattered throughout the world. Our agreement requires the parties to seek out sales opportunities employing the Plasma Waste Converter systems in both stationary and mobile configurations. We will supply the equipment and UXB will supply the knowledge and expertise in the highly technical and sensitive field of unexploded ordnance. Unexploded ordnance opportunities are a potential significant revenue source. The term of the agreement is five years and will expire on September 30, 2004. The agreement calls for automatic five-year renewals unless one party provides notice to the contrary to the other sixty days prior to the expiration date.

Ensign-Bickford Company

     Ensign-Bickford, founded in 1836, is a preeminent privately owned explosives manufacturing, engineering and services company with extensive experience and expertise in the field of advanced explosives, detonation and ordnance science and technologies for both private and government sector markets. Our agreement provides for us to work together to obtain contracts to sell equipment, products and services of both companies to process and destroy various forms of chemical weapons, demilitarization wastes and unexploded ordnance worldwide. We have been working together on non-incineration systems for the destruction of the U.S. Chemical Weapons Stockpile, and expect to work together to secure contracts using our Plasma Waste Converter and Ensign-Bickford's products and services for the remediation of munitions and radioactive waste. Ensign-Bickford provides us extensive experience in the area of advanced explosives, detonation, blasting and other ordnance science technologies. Sales for these markets represent a potential significant revenue source. Our agreement expires on March 28, 2001, with an automatic three-year renewal absent 60 days written notification by either party to the contrary.

Chase Environmental Corporation

     Chase Environmental is a privately owned company headquartered in Louisville, Kentucky comprised of engineers and scientists with extensive expertise in operating, siting, and obtaining permits for radioactive waste processing facilities. Chase has agreed to assist us in obtaining sales of our systems to customers generating radioactive wastes. Disposing of radioactive wastes require highly specialized knowledge. Chase's experience and reputation in this field adds a significant component to our ability to sell equipment in this sensitive and specialized market. The ability to penetrate this market could be a significant potential revenue source. This agreement expires on November 17, 2002, subject to an automatic five-year renewal absent 60 days written notification by either party to the contrary.

Bauer Howden Inc.

     Bauer Howden is currently manufacturing our systems in the U.S. in a modern, fully integrated, 80,000 square foot manufacturing and engineering facility in Bristol, Connecticut. This facility is also fully qualified as a production facility in manufacturing compliance with military and government specifications of the U.S. and other nations. As a strategic partner, Bauer Howden has committed to having the capacity to manufacture our systems on a large-scale basis if the need arises. This alliance has allowed us to use our resources for sales and marketing by eliminating the need for owning a manufacturing facility. Bauer Howden, completed the design for, manufacture and assembly of the first Plasma Waste Converter and shipped it to the US Army at Aberdeen Proving Ground, Maryland. Our agreement expires on July 22, 2001.

Calumet Coach Company

     Calumet Coach of Calumet City, Illinois is a privately owned Company that has been building mobile units in both semi-trailer, and self-propelled configurations for the past fifty years, serving special health care, military and industrial applications throughout the world. Our agreement provides for incorporating Plasma Waste Converter into various semi-trailer and self-propelled mobile configurations for use in processing hazardous wastes in remote locations. The ability to design, market and sell Plasma Waste Converters in a vehicle mounted mobile configuration adds greater functionality and desirability to our system and creates a significant sales opportunity. The initial 3-year agreement ended on October 22, 1999. It has continued pursuant to automatic one-year extensions absent 60 days written notification by either party to the contrary. The current term expires on October 22, 2000, and we expect it to be renewed.

Intellectual property

     To date, we have not applied for and have not been issued any patents surrounding our proprietary plasma technology. We intend to file applications for United States patents with respect to equipment invention disclosures and process invention disclosures in the next three to six month period and we may in the future file foreign applications for these patents. Our success depends, in part, on our ability to obtain patents, maintain trade secrecy, and operate without infringing on the proprietary rights of third parties. There can be no assurance that the patents of others will not have an adverse effect on our ability to conduct business or that we will develop additional proprietary technology which is patentable or that any patents issued to us will provide competitive advantages or will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of our technologies or design around processes and devices developed by us. We are currently the licensee of 3 existing U.S. patents: U.S. Patent 5516742, issued May 14, 1996, U.S. Patent 5710087, issued January 20, 1998, and U.S. Patent 5415891, issued May 16, 1995.
The license agreement for Patent numbers 5516742 and 5710087 remains in effect until the last patent expires presently estimated at November 14, 2014 or upon the expiration of any future patent based upon either patent. The agreement for Patent number 5415891 expires on November 29, 2014. The inventions covered by these patents and the related know how relate to increasing the commercial importance of Plasma Converted Gas, a synthesis gas produced when wastes are processed in the Plasma Waste Converter system. It is possible we may need to acquire licenses for, or to contest the validity of, issued or pending patents of third parties relating to our technology. There can be no assurance that any license under these patents would be made available to us on acceptable terms, if at all, or that we would prevail in any contest. In addition, we could incur substantial costs in defending ourself in suits brought against us or in bringing suits against other parties. We also protect our trade secrets and proprietary know-how and technology by non-disclosure agreement and non-compete agreements with its collaborators, employees and consultants. However, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, and that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

Government regulation

     Our customers are required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, as amended and the Occupational Safety and Health Act of 1970, which may require us, our prospective working partners or its customers to obtain permits or approvals to utilize the Plasma Waste Converter and related equipment on job sites. In addition, because we are marketing the Plasma Waste Converter internationally and expect those sales to represent a significant portion of our revenues, our customers will be required to comply with laws and regulations and, when applicable, obtain permits or approvals in those other countries. There is no assurance that these required permits and approvals would be obtained. Furthermore, particularly in the environmental remediation market, we may be required to conduct performance and operating studies to assure government agencies that the Plasma Waste Converter and its by-products do not prove to be environmental risks. There is no assurance that these studies, if successful, will not be more costly or time-consuming than anticipated. Further, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, our prospective working partners and/or its customers may be required to meet stricter standards of operation and/or obtain additional operating permits or approvals. There can be no assurance that our system's performance will satisfy all of the applicable regulatory requirements.

Environmental matters

     Our customers operations are subject to numerous federal, states and local regulations relating to the storage, handling and transportation of regulated materials. Although our role is generally limited to the sale or leasing of its specialized technical equipment for use by our customers, there is always the risk that equipment failures could result in significant claims against us. Any claims against us could materially adversely affect our business, financial condition and results of operations as well as the price of our common stock.

Manufacturing operations

     Our products and systems are presently being manufactured pursuant to a manufacturing agreement with Bauer Howden based on our engineering drawings, specifications and production methods. Bauer Howden is an experienced manufacturing company and also a strategic alliance partner. Bauer Howden is manufacturing our systems in the United States in a modern, fully integrated, 80,000 square foot manufacturing and engineering facility in Bristol, Connecticut. This facility is also fully qualified as a production facility in manufacturing, in compliance with the military and government specifications of the United States and many nations of the world.

Research and development

     While the principal research and development to produce commercial Plasma Waste Converters has been completed, we will continue to perform research and development activities with respect to product improvement and new product development, utilizing internal technical staff as well as independent consultants. These activities, which have not been significant, have to date been entirely paid for and sponsored by the company. No further research and development is required for Plasma Waste Converters currently being marketed and sold. We will continue to develop and design operational improvements which will be primarily in the area of the use of the Plasma Converted Gas produced by the Plasma Waste Converter. The expenditures for research and development would be significantly increased if our current design and configuration of our larger Plasma Waste Converters does not operate in a manner consistent with our smaller unit and we were required to redesign the system.

     The company has not separately categorized or accounted for research and development expenditures on its financial statements through the period ending April 30, 2000. All such expenditures have been expensed as incurred. Until the fiscal year ended October 31, 1998 we were considered a development stage company. There were no material expenditures associated with research and development costs for the periods covering fiscal years 1997, 1998, 1999. In the nine months ending July 31, 2000 we expensed $43,503 for research and development, all of which occurred in the three months ending July 31, 2000.

     We intend to expand our research and development efforts. In addition to conducting ongoing tests, demonstrations and enhancements of the Plasma Waste Converter, our efforts are expected to focus on the development of patentable proprietary inventions in the field of high temperature thermo-chemistry.

Employees

     As of July 31, 2000, we had 14 full-time employees, including seven with engineering degrees. From time to time, we hire contract engineers for particular projects and for a limited time. We believe that we have been successful in attracting experienced and capable personnel. All officers and directors have entered into agreements requiring them not to disclose any proprietary information, assigning all rights to inventions made during their employment, and prohibiting them from competing with us. Our employees are not represented by any labor union, and we believe that our relations with our employees are satisfactory.

Properties

     Our offices are located at 15 Old Danbury Road, Suite 203, Wilton, Connecticut 06897-2525 where we lease 5,800 square feet of office space from CD Station, LLC as landlord. The lease provides for monthly payments of $ 14,017, increasing annually to December 2004, when the lease expires. There is an option for us to extend the lease for a five (5) year term with the Landlord having the right to cancel the lease after two (2) years of the extended term if the buildings main tenant, The Common Fund, requires the additional space for their corporate offices.

Legal proceedings

     We, Joseph Longo, President, John Watts our former Executive Vice President, and Chief Financial Officer, and Kevin Black, Senior Vice President and General Counsel, both in their capacity as officers and personally, are defendants in a lawsuit filed in the U.S. District Court for the District of Connecticut, in Bridgeport, Connecticut. The court has dismissed the claims against Mr. Black. The lawsuit was filed by John Easton of Oakville, Canada. The complaint demands payment of 475,000 shares of our common stock, for commissions and/or fees for services rendered to us in connection with raising funds needed to consummate the reverse acquisition on November 17, 1995, of Startech Corporation by Kapalua Acquisitions, Incorporated, subsequently renamed Startech Environmental Corporation. Shortly after the above action was filed, Mr. Easton's two sons, Dexter Easton and Spencer Easton, commenced an additional action against us for our refusal to lift a restrictive legend on stock issued to them at the time of the reverse acquisition. They demanded we remove the restrictive legend from 28,882 shares. The two actions were joined as they arise from the same fact pattern and transaction. The parties at a mandatory settlement conference agreed to an oral settlement in principal on May 26, 2000 at the U.S. District Court in Bridgeport, Connecticut before a magistrate. The principal terms of the settlement call for the removal of the restrictive legend from 28,882 shares of common stock held by Spencer and Dexter Easton and the issuance of 171,118 shares of common stock that previously been paid for by John Easton. John Easton will also receive an option to purchase 25,000 unregistered shares of our common stock at $10.00 per share exercisable after three years from the date the agreement is executed. The sale of all of the shares subject to this agreement, excluding the stock options, will be governed by a restrictive liquidation clause limiting the number of shares that may be sold during specific time periods. It will take a minimum of 20 months for all the shares to be sold assuming they are sold at the maximum allowable rate. While the principal terms of the settlement have been agreed upon, the parties must still negotiate and agree upon the remaining details and execute a complete settlement agreement.

     On December 19, 1997 we brought suit in Federal Court, District of Connecticut, seeking a preliminary injunction to enforce a Non-disclosure and Non-compete provisions with respect to four distributorship agreements executed by David Ivey in his personal capacity and in his capacity as a corporate officer for these four companies. The Federal District Court entered a Stipulation of Judgment of Dismissal with Prejudice in this suit on March 15, 2000. The Stipulation was entered into without costs to either party.


                                   MANAGEMENT

         The names and ages of the Directors and Executive Officers of Startech and their positions are as follows:

Name                      Age         Position
----                      ---         --------

Joseph F. Longo           68          Chairman, CEO, President, and Director

Joseph S. Klimek          64          Executive Vice President, Chief Operating
                                         Officer

Kevin M. Black            38          Senior Vice President, General Counsel
                                         Secretary, and Director

Robert L. DeRochie        35          Chief Financial Officer, and
                                      Vice-President, Investor Relations

Peter J Scanlon           51          Vice President and Director of Finance

John R. Celentano         52          Director

Joseph F. Longo


     Prior to founding Startech Corporation, Mr. Longo was employed by Consolidated Defense Corp. where he served as president of the company from 1990
- 1994. Consolidated Defense Corp. was incorporated to develop and manufacture shipboard waste compacting equipment for the U.S. Navy, Prior thereto; Mr. Longo was founder and Chief Operating Officer of the International Dynetics Corp., a waste industry capital equipment manufacturing company with multinational customers from 1969 to 1990. Prior thereto, he was Manager of New Product and Business Development for AMF from 1959 to 1969. He has been awarded many waste industry equipment patents, all of which have been successfully commercialized. He is a mechanical engineer and operating business executive, with more than 25 years of waste industry management experience. Mr. Longo has been our Chairman, President and a Director since November 1995.

Joseph S. Klimek

     For the ten years prior to joining us in December 1998, Mr. Klimek was a Program Director and Vice President for Burns and Roe Services Company where he was also a member of its Board of Directors. Burns and Roe are an architectural & Engineering firm that designs, builds and operates facilities mainly in the energy and power sector. He was responsible for its Telecommunications programs, and the Defense and Aerospace Programs. Prior to joining Burns and Roe, Mr. Klimek was the Director of Business Operations for the Grumman Aerospace Company where he led many major programs that include the Apollo Space Mission Module, the Space Shuttle, the F-14, A6 and other combat aircraft. In addition, under his leadership, his division secured the contract and was responsible for Launch Operations of the NASA Kennedy Space Center.

Mr. Klimek is an internationally recognized expert in the safe destruction of lethal chemical weapons and other dangerous materials. He has presented technical papers to the National Research Council, the Russian Academy of Sciences, the Military Institute of Chemistry and Radiometry, the Air Force Institute of Technology and Management and to other academic and environmental organizations.

Kevin M.  Black

     Mr. Black has been Secretary and a member of our Board of Directors since November 1995. In October 1999 he joined us on a full time basis as Senior Vice-President and General Counsel. From October 1994 to October 1999 Mr. Black was an Assistant States Attorney with the State of Connecticut, Division of Criminal Justice. From January 1993 to October 1994, Mr. Black was associated with the law firm of Reid, Corsello and Cafero, Norwalk, Connecticut, in the general practice of corporate and criminal law. From January 1991 to October 1992, Mr. Black was associated with the law firm Feinstein & Hermann, P.C. Norwalk, Connecticut. Prior to 1991, Mr. Black was an insurance industry executive with the Heffner Insurance Agency, Inc.

Robert L. DeRochie

     Mr. DeRochie was appointed to Chief Financial Officer on August 1, 2000 and to his position of Vice President of Investor Relations in June of 1999. From February 1999 to June 1999 Mr. DeRochie was seeking employment. Prior to joining us, Mr. DeRochie was Vice President of Queensway Investment Counsel, a Canadian company, from March 1997 through February 1999. At Queensway, he was responsible for managing the investment portfolios of 14 U.S. financial companies. Prior to Queensway, from June 1987 through December 1996, Mr. DeRochie was an officer at National Reinsurance Corporation, where he was responsible for portfolio management as well as communications with analysts and institutional traders.

Peter J. Scanlon

     Mr. Scanlon joined us as Controller in December 1998 and was appointed to his present position in September 1999. Prior to joining us, Mr. Scanlon was Director of Financial Services for Vivax Medical Corporation, a publicly traded manufacturing company located in Bristol, Connecticut, from November 1996 to December 1998. Prior to Vivax, Mr. Scanlon's extensive corporate financial and systems background includes 18 years with the IBM Corporation in the accounting, finance and financial systems areas. As Manager of International Finance Systems Development, Mr. Scanlon was successful in the development and installation of the reporting system being used by IBM's six largest international subsidiaries. While on a three-year assignment in London, England, he also developed and implemented financial procedures and controls for IBM's European manufacturing headquarters in Brentford, England.

John R. Celentano

     Mr. Celentano was elected a Director of our Company on February 25, 2000. Mr. Celentano has been involved with us as a paid consultant and a commissioned representative of our products since 1996. He is currently the President of Global Ventures Group, Inc., a position he has held since 1990. Global is a consulting company that provides client companies with services that include international market development, intellectual property licensing, alliances and partnering, and mergers and acquisitions. Prior to forming Global Ventures Group, Inc., Mr. Celentano was Vice President - International at United Media in New York City where he directed the company's business growth in more than 50 countries. During his nine years at United Media, Mr. Celentano established a worldwide network of sales agents covering Europe, Latin America, and Asia, and set up regional sales offices in the European Union and the Pacific Rim. Before United Media, he was an international marketing executive at Fisher-Pric Toys, Aerospatiale, and Mack Trucks.

     Mr. Celentano is a graduate of Monmouth College, Illinois, and holds a M.B.A. from Lehigh University, Bethlehem, PA. He serves on the Advisory Board of the Business Development Center at the University of Connecticut's Graduate School of Business, and is a member of the Licensing Executives Society.

     All Directors are elected for a period of one year at Startech's Annual Meeting of Shareholders and serve until their successor is duly elected and qualified. Officers are appointed and serve at the pleasure of the Board of Directors.

     The entire Board of Directors acts on compensation matters concerning salaries and incentive compensation for our executive officers and administers our employee stock option plans. In addition to the foregoing, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern.

     Directors, who are currently officers and employees of Startech, receive no additional compensation for acting as a director. Outside Directors will receive compensation of $10,000 per year and the reimbursement for out-of-pocket expenses.

Executive compensation

Summary compensation table

     The following table sets forth information concerning the compensation of our Chief Executive Officer and those other executive officers whose total salary, bonus and other compensation earned for fiscal years ending October 31, 1997, 1998 or 1999 exceeded $100,000:


                                                                                        Long Term
                                                 Annual Compensation                Compensation Awards
                                                 -------------------                -------------------
Annual Compensation
                                                                                 # Shares
Name and                Fiscal                               Other Annual       Underlying             All
Principal Position       Year      Salary        Bonus     Compensation (1)       Options              other
------------------       ----      ------         -----    ----------------   --------------           -----

Joseph F.  Longo,        1999     $151,170          -           3,353               -                    -
Chairman, CEO            1998     $100,000          -           1,770               -                    -
                         1997     $105,564          -           -                   -                    -

Joseph S. Klimek,        1999     $127,606          -           -                   -                    -
Chief Operating
Officer

(1) Mr. Longo has full time use of an automobile, which is paid for by Startech.

Employment Agreements. There are no employment agreements between Startech and any officers or directors.

Employee Benefit Plans

1995 Stock Option Plan

     We adopted a Stock Option Plan in November 1995 under which a total of 2,000,000 shares are currently reserved for issuance to employees (including officers and directors who are employees) and other persons associated with us whose services have benefited us. Options granted pursuant to the plan are non-qualified stock options. The Plan is administered by the compensation committee of the board of directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the exercise date and price. The board determines the term of each option granted under the Plan, but in no event may the option grant exceed ten years. As of July 31, 2000, options to purchase an aggregate of 905,000 shares were issued at a weighted average exercise price of $6.11 per share and 325,589 shares remained available for future option grants under the Plan.

2000 Stock Option Plan

     Our 2000 Stock Option Plan was adopted by our board of directors in January 2000 and was approved by our stockholders in February 2000. The 2000 plan authorizes the issuance of up to 1,000,000 shares of our common stock. No options have been granted to date.

     The 2000 plan provides for the grant of incentive stock options intended to qualify under section 422 of the Internal Revenue Code and nonstatutory stock options. Our officers, directors, employees and consultants, and employees and consultants of our majority-owned affiliated companies, are eligible to receive awards under the 2000 plan.

     Optionees receive the rights to purchase a specified number of shares of common stock at a specified option price and subject to other terms and conditions as are specified in connection with the option grant. Generally, no portion of an incentive stock option may vest within twelve months of the grant. We may grant options at an exercise price greater than or equal to the fair market value of our common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company. Fair market value for purposes of the 2000 plan is the closing market price of our common stock as reported on the OTC Bulletin Board on the relevant date.

     Our compensation committee administers the 2000 plan. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. Our compensation committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the 2000 plan. Incentive stock options must terminate within ten years of the grant. Nonstatutory options must terminate within fifteen years of the date of grant. The compensation committee has right to alter the terms of any option when granted or while outstanding pursuant to the terms of the 2000 plan except the option price.

     All options automatically become excisable in full in the event of a change in control (as defined in the 2000 plan), death or disability of the optionee or as decided by the compensation committee. Upon retirement options held at least one year become exercisable in full. If an optionee's employment with us is terminated for any reason, except death, disability or retirement, the optionee has three months in which to exercise an option (but only to the extent exercisable immediately after termination) unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

401(K) Plan

     On June 1, 2000 we implemented an employee savings plan designed to qualify under Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Our contributions are made in the form of common stock at the prevailing current market price and will vest equally over a three-year period. We will match the first 6 percent of the contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code. The plan is on a calendar year basis, and the contributions our made on a quarterly basis beginning with June 30, 2000. Contributions for the three months ended July 31, 2000 were accrued in the amount of $8,342 of which $3,569 was paid on June 30, 2000 by issuing 366 shares of our common stock to the plan.

Elimination of monetary liability for directors and officers

     Our Articles of Incorporation contains provisions permitted under the General Corporation Laws of Colorado relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving the breach of a director's duty of loyalty or acts or omissions involving intentional misconduct or a knowing violation of the law. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies and injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities law, including federal securities laws. There are also agreements indemnifying the officers of Startech to the same extent that the directors are indemnified by the Articles of Incorporation

Indemnification of officers and directors

     Our Articles of Incorporation contains provisions to indemnify the directors to the fullest extent permitted by the General Corporation Law of Colorado. These provisions may have the practical effect in cases of eliminating the ability of shareholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as directors. There are also agreements indemnifying the officers of Startech to the same extent that the directors are indemnified by the Articles of Incorporation

Compensation committee interlocks and insider participation

     The Board of Directors acted as the Compensation Committee for fiscal 1999. Except with respect to their compensation arrangements, Mr. Longo, Chairman and President of Startech and Mr. Klimek, Executive Vice President and Chief Operating Officer participated in executive compensation deliberations and recommendations of the Board of Directors. During the fiscal year ended October 31, 1999, no executive officer served on the board of directors or compensation committee of another company that had an executive officer serving on our Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. John R. Celentano, who became a director of Startech on February 25, 2000, performed various paid consulting projects for Startech for the fiscal year ended October 31, 1999 and continues his involvement as a commissioned representative for our products. His total compensation for consulting services in fiscal 1999 was $52,322. Rosario Celentano a stockholder of ours and the father of John R Celentano our director loaned us $100,000 pursuant to a demand note dated September 1, 1995 with interest payable at 9.00% per year. The loan was repaid in 1999 by issuing Mr. Celentano 10,000 shares of our preferred stock. Accrued interest was forgiven.

On December 29, 1998 we entered into a short-term loan agreement for $750,000 with the Connecticut Development Authority. The note bore interest at 6.55% per year, and was due within one year or the completion of a public offering, whichever occurred first. Our assets collateralized the note. In addition Joseph F Longo our President personally guaranteed up to 28% of the loan and Leonard Knap a shareholder and former officer pledged 100,000 shares of our common stock as collateral. This note was paid in September 22, 1999 with proceeds from the issuance of the preferred stock in a private placement. Paradigm Group LLC the beneficial owners of 9.30% of our common stock acted as an agent for the Company in connection with the private placement of our preferred stock for which they received $ 509,725 in cash compensation plus warrants to purchase 35, 819 shares of preferred stock.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of August 31, 2000 by (1) each Shareholder who owns beneficially 5% or more of the outstanding shares of common stock, (2) each of Startech's directors, (3) each named executive officer and (4) all directors and executive officers of Startech as a group. Except as otherwise indicated we believe that the beneficial owners of the common stock listed below, based on information furnished by these owners, have sole investment and voting power with respect to their shares, subject to community property laws where applicable.


                                                     No. of          Percent of
Name and Address of Beneficial Owner                  Shares            Total
------------------------------------                  ------            -----

Joseph F. Longo (1)                                  1,879,898          23.81%

Leonard V. Knap(7)                                   1,878,898          23.81%
140 West 3rd Street
Hamilton, Ontario L9C-3K7
Canada

John R. Celentano (5)                                  196,958           2.50%

Kevin M. Black(1)                                       41,404             *


Joseph S. Klimek (1)                                     3,000             *


Peter J. Scanlon(1) (3)                                  2,000             *


Robert L. DeRochie (1) (2)                              42,575             *


Paradigm Group LLC (4)                                 734,588           9.30%
3000 Dundee Road, Suite 105
Northbrook, IL 60062


Connecticut Development Authority (6)                  433,268           5.50%
999 West Street, Rocky Hill, CT 06067

All Officers and Directors
 as a Group (6 persons)                              4,044,773          51.23%

*Less than one (1%) percent

     Applicable percentage of ownership is based on 7,715,292 common shares outstanding as of June 12, 2000 and treats as outstanding all shares issuable upon conversion of preferred stock and exercise of warrants held by beneficial owners that are included in the first column. Presently convertible preferred shares and presently exercisable warrants and those convertible or exercisable within 60 days of the date of this prospectus held by beneficial owners that are included in the first column.

(1) Unless otherwise noted the addresses all of persons listed above are in care of Startech at 15 Old Danbury Road, Suite 203, Wilton, Connecticut, 06897-2525.

(2) Includes 41,155 shares held directly by Mr. DeRochie and 1,420 shares held in the name of his children, as to which he disclaims beneficial ownership.

(3) Includes 1,000 shares held directly by Mr. Scanlon and 1,000 shares held in name of his spouse, as to which he disclaims beneficial ownership.

(4) Paradigm Group LLC is a privately held company whose controlling persons and beneficial owners are Sheldon Drobny, Aaron J. Fischer, Reuben Rosenberg, and Randy Goulding. Includes 297,648 shares of preferred stock and 214,462 warrants that are respectively presently convertible and exercisable.

(5) Includes 196,958 shares held directly by Mr. Celentano and 10,013 shares held directly by Mrs. Celentano, as to which he disclaims beneficial ownership.

(6) Includes 433,268 currently exercisable warrants to purchase shares of our common stock at $7.00 per share issued to the Connecticut Development Authority. Connecticut Development Authority is an agency of the State of Connecticut. These warrants will expire on December 31, 2001.

(7) Includes 1,620,000 shares held by Tetra Financial Corp., a family corporation controlled by Mr. Knap.

SELLING SECURITY HOLDERS

     An aggregate of up to 1,684,235 shares of our common stock may be offered by holders of warrants who upon exercise of their warrants will be entitled to receive 829,732 shares, by holders of preferred stock who upon conversion of their preferred stock will be entitled to receive 710,625 shares, and an additional 143,878 shares are being offered hereby by persons who have already converted their shares of preferred stock into shares of our common stock. All of these securities were acquired by the holders in a private placement which granted registration rights with respect to 50% of the preferred stock purchased and the common stock issuable upon conversion of the preferred stock and for all the warrants issued to the purchasers of the preferred stock. In addition this includes 433,268 shares issuable upon exercise of the warrants acquired by Connecticut Development Authority. None of the sellers of securities has, or has had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted. The following tables reflect these persons or entities ownership of preferred stock, warrants to purchase common stock and common stock previously issued upon conversion of preferred stock.

                                                       Convertible Preferred Stock
                                                                                       Shares Beneficially
                                                                                     Owned After the Offering
                                  Shares Beneficially       Maximum                  ------------------------
Name of Beneficial Owner          Owned Before the Offering No. of Shares to be sold         Number              Percentage(4)
------------------------         -------------------------  ------------------------         ------              -------------
                                   Number(1)   Percentage   Preferred      Common(2)  Preferred   Common(3)   Preferred    Common
                                  ---------    ----------   ---------     ---------   ---------   ---------   ---------    ------
Joseph A. McGee                     1000            *       500             1250         500        1250           *        *
Sam & Mary Papa                     1000            *       500             1250         500        1250           *        *
Fred Cohen                          1250            *       625             1563         625        1563           *        *
Walter & Mary Goss                  1250            *       625             1563         625        1563           *        *
Pat Ciampi                          1250            *       625             1563         625        1563           *        *
Sebastin J & Marie D. Filippone     1500            *       750             1875         750        1875           *        *
Roy Toppel & Marianne Toppel        1500            *       750             1875         750        1875           *        *
Peter Reilly                        1502            *       751             1876         750        1876           *        *
Joseph  R Rindler Jr.               2500            *       1250            3125         1250       3125           *        *
Russell E. Wagner                   2500            *       1250            3125         1250       3125           *        *
Thomas Canning & Mary Canning       2500            *       1250            3125         1250       3125           *        *
Alfred G Faller                     2500            *       1250            3125         1250       3125           *        *
James Wingard                       2500            *       1250            3125         1250       3125           *        *
Pierre A Rochat & Valerie T. Rochat 2500            *       1250            3125         1250       3125           *        *
David Downs                         2500            *       1250            3125         1250       3125           *        *
Jeanne Johnston                     2500            *       1250            3125         1250       3125           *        *
Meta C. Mergott Foundation          2500            *       1250            3125         1250       3125           *        *
Noel & Catherine Groeschel          2500            *       1250            3125         1250       3125           *        *
Stephen & Kathy Schwab              2500            *       1250            3125         1250       3125           *        *
William Van Syckle                  2500            *       1250            3125         1250       3125           *        *
Robert & Jeannette Salerno          3000            *       1500            3750         1500       3750           *        *
Steve  J. Lamb                      3000            *       1500            3750         1500       3750           *        *
Richard Dunham                      3500            *       1750            4375         1750       4375           *        *
In-x-Excess                         3500            *       1750            4375         1750       4375           *        *
Robert & Susan Egan                 5000            *       2500            6250         2500       6250           *        *
Charles F. Lubeck                   5000            *       2500            6250         2500       6250           *        *
Jeanne Turner                       5000            *       2500            6250         2500       6250           *        *
Norman & Geraldine Jaffe            5000            *       2500            6250         2500       6250           *        *
Ann Ritson                          7500            1.0%    3750            9375         3750       9375           *        *
Rosetta & Rosario Celentano         10,000          1.4%    5000            12500        5000       12500          *        *
John & Jennifer Hamlet              10,000          1.4%    5000            12500        5000       12500          *        *
Scott Edwards & Kara Edwards        20,000          2.9%    10000           25000        10000      25000          1.5%     *
Circle Group Internet, INC          50,000          7.1%    25000           62500        25000      62500          3.6%     *
Larry Lacerte                       100,000         14.3%   50000           125000       50000      125000         7.2%     1.6%
Paradigm Group LLC                  297,748         42.7%   148874          372185       148874     372185         21.4%    4.8%


* Represent less than one percent.

(1)  Represents number of preferred shares purchased in private placement
(2) Represents number of shares of common stock issuable upon conversion of preferred stock at $4.00 per share.
(3) Does not include any shares of common stock acquired other than by conversion of the preferred stock which in each case is less that 1%.

(4) Applicable percentage of ownership is based on 7,715,292 common shares outstanding as of June 12, 2000 and treats as outstanding all shares issuable upon conversion of preferred stock are included in the first column. Presently convertible preferred shares and presently exercisable warrants are those convertible or exercisable within 60 days of the date of this prospectus held by beneficial owners that are included in the first column.

                                                             Warrants
                                                                                                 Warrants/Shares Beneficially
                                                                                                   Owned After the Offering
                                       Warrants Beneficially             Maximum No. of            ------------------------
Name of Beneficial Owner             Owned Before the Offering    Warrants/Shares to be sold       Number         Percentage
------------------------            --------------------------    --------------------------       ------         ----------
                                    Number(1)        Percentage        Warrants/Common(2)         Warrants          Common
                                    ---------        ----------        ------------------         --------          ------
Joseph A. McGee                       500                *                   500                      0                0
Sam & Mary Papa                       500                *                   500                      0                0
Fred Cohen                            625                *                   625                      0                0
Walter & Mary Goss                    625                *                   625                      0                0
Pat Ciampi                            625                *                   625                      0                0
Sebastin J & Marie D. Filippone       750                *                   750                      0                0
Roy Toppel & Marianne Toppel          750                *                   750                      0                0
Peter Reilly                          751                *                   751                      0                0
Joseph  R Rindler Jr.                 1250               *                   1250                     0                0
Russell E. Wagner                     1250               *                   1250                     0                0
Thomas Canning & Mary Canning         1250               *                   1250                     0                0
Alfred G Faller                       1250               *                   1250                     0                0
James Wingard                         1250               *                   1250                     0                0
Pierre A Rochat & Valerie T. Rochat   1250               *                   1250                     0                0
David Downs                           1250               *                   1250                     0                0
Jeanne Johnston                       1250               *                   1250                     0                0
Meta C. Mergott Foundation            1250   (3)         *                   1250                     0                0
Noel & Catherine Groeschel            1250               *                   1250                     0                0
Stephen & Kathy Schwab                1250               *                   1250                     0                0
William Van Syckle                    1250               *                   1250                     0                0
Robert & Jeannette Salerno            1500               *                   1500                     0                0
Steve  J. Lamb                        1500               *                   1500                     0                0
Richard Dunham                        1750               *                   1750                     0                0
In-x-Excess                           1750   (4)         *                   1750                     0                0
Robert & Susan Egan                   2500               *                   2500                     0                0
Charles F. Lubeck                     2500               *                   2500                     0                0
Jeanne Turner                         2500               *                   2500                     0                0
Norman & Geraldine Jaffe              2500               *                   2500                     0                0
Ann Ritson                            3750               *                   3750                     0                0
Rosetta & Rosario Celentano           5000               1.2%                5000                     0                0
John & Jennifer Hamlet                5000               1.2%                5000                     0                0
Scott Edwards & Kara Edwards          10,000             2.5%                10000                    0                0
Circle Group Internet, INC            25,000 (5)         6.3%                25000                    0                0
Larry Lacerte                         50,000             12.6%               50000                    0                0
Paradigm Group LLC                    148874             37.5%               148874                   0                0
A Richard Cierpik                     1250               *0                  1250                     0                0
Alan Parks                            1250               *                   1250                     0                0
Ann Ritson                            8000               2.0%                8000                     0                0
Charles Schwab FBO F. J. Arkfeld/     21740 (6)          5.5%                21740                    0                0
Charles Schwab FBO F. J. Arkfeld/     3750  (6)          *                   3750                     0                0
David L. Addazio & Greg Bergholtz     1250               *                   1250                     0                0
Francis J. & Theresa M. Arkfeld       2500               *                   2500                     0                0
Francis J. Arkfeld Trust              2500  (7)          *                   2500                     0                0
Fred & Mary Beth Marinelli            1250               *                   1250                     0                0
Greater Syracuse Moving & Storage     2500  (8)          *                   2500                     0                0
Jennifer & Paul Amrose                900                *                   900                      0                0
Josall Syracuse Inc.                  2500  (9)          *                   2500                     0                0
Judith Landa                          1250               *                   1250                     0                0
Mark Schmitz                          1250               *                   1250                     0                0
Odisseas Lex Mirianthepoulos          1650               *                   1650                     0                0
Pru Sec John P. Cavanaugh IRA         500                *                   500                      0                0
Pru Sec Ray Holtman IRA               1000               *                   1000                     0                0
S.S.M. INC                            750   (10)         *                   750                      0                0
Salvator Vigiotti Mary Ellen Vigiotti 750                *                   750                      0                0
Scott Fleming                         5000               1.3%                5000                     0                0
Stephen Firmender                     1250               *                   1250                     0                0
Steven Franklin                       1250               *                   1250                     0                0
Theresa M. Arkfeld Trust              200   (7)          *                   200                      0                0
Connecticut Development Authority     433,268 (11)       5.0                 433,268                  0                0
* Represent less than one percent.
                                                                    46

     (1)  Represents number of warrants acquired in private placement
     (2) Represents number of shares of common stock issuable upon exercise of warrants at $15.00 per share.
     (3) The Meta C. Mergott Foundation is a private charitable foundation, which is controlled by Nelson G. Mergott, Roxanne W. Mergott, Mae R. Smith, and Robert R. Thomson, trustees.
     (4)  In-X-Cess is a privately owned LLC controlled by Richard Cierpik
     (5) Circle Group Internet is a privately owned company in the web site development business. CGI Capital a wholly owned subsidiary is a broker dealer controlled by Circle Group Internet Inc. Frank Menon is President of and controls Circle Group Internet, Inc.
     (6) Charles Schwab is a publicly owned broker-dealer holding the securities for its customer F.J. Arkfeld.
     (7) The Francis J Arkfeld trust and Theresa M. Arkfeld trust are private trusts for the benefit of Francis J. Arkfeld and Theresa M. Arkfeld.
     (8) Greater Syracuse Moving and Storage is a privately owned company held by Sean Cleland and his brother John Cleland.
     (9) Josall Syracuse Inc. is a privately owned company held by Salvator J. Vigliotti and his brother John Vigliotti.
     (10) S.S.M. Inc. is a privately owned company controlled by Mike Maselli.
     (11) Represents number of shares of common stock issuable upon exercise of warrants at $7.00 per share issued to the Connecticut Development Authority.

                                                   Common Stock

                                                                                           Shares Beneficially
                                                                                           Owned After the Offering
                                    Shares Beneficially         Maximum                    ------------------------
Name of Beneficial Owner            Owned Before the Offering   No. of Shares to be sold   Number        Percentage
------------------------            -------------------------   ------------------------   ------------------------
                                    Number(1)      Percentage          Common(2)           Common          Common
                                    ---------      ----------                              ------          ------
A Richard Cierpik                     6020             *                 3010               3010              *
Alan Parks                            5608             *                 2804               2804              *
Ann Ritson                            39452            *                 19726              19726             *
Charles Schwab Francis J. Arkfeld/    105944           1.2%              52972              52972             *
Charles Schwab Francis J. Arkfeld/    18474            *                 9237               9237              *
David Addazio Mr. Bergholtz           6004             *                 3002               3002              *
Francis J. & Theresa M. Arkfeld       10340            *                 5170               5170              *
Francis J. Arkfeld Trust              10340            *                 5170               5170              *
Fred & Mary Beth Marinelli            5192             *                 2596               2596              *
Greater Syracuse Moving Co.           8714             *                 4357               4357              *
Jennifer & Paul Amrose                3752             *                 1876               1876              *
Josall Syracuse Inc.                  8714             *                 4357               4357              *
Judith Landa                          5608             *                 2804               2804              *
Mark Schmitz                          6116             *                 3058               3058              *
Odisseas Lex Mirianthepoulos          5752             *                 2876               2876              *
Pru Securities C/O Ray Holtman IRA    3576             *                 1788               1788              *
S.S.M. INC                            2614             *                 1307               1307              *
Salvator J. Vigiotti Mary Vigiotti    2614             *                 1307               1307              *
Scott Fleming                         17430            *                 8715               8715              *
Stephen Firmender                     6180             *                 3090               3090              *
Steven Franklin                       6116             *                 3058               3058              *
Theresa M. Arkfeld Trust              824              *                 412                412               *

------------------

* Represent less than one percent.

     (1) Represents number of shares issued upon conversion of preferred stock purchased in private placement

     (2) Does not include any shares of common stock acquired other than by conversion of the preferred stock which in each case is less that 1%

                              PLAN OF DISTRIBUTION

     The selling security holders may sell the shares and warrants being offered hereby: (1) through dealers or in ordinary broker transactions, in the over-the-counter market or otherwise, (2) at the market, or through market makers or into an existing market for the securities, (3) in other ways not involving market makers, or established trading markets, including direct sales to purchasers or effected through agents, or (4) in combinations of any methods of sale. Sales may be made at fixed prices, which may be changed, at market prices prevailing at the time or sale or at negotiated prices.

     If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, the sales of securities will sell their securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale.

     Sales of securities at the market and not at a fixed price, which are made into an existing market for the securities, will be made by the sales of securities to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets.

     A selling broker may act as agent or may acquire the securities or interests therein as principal or pledgee and may, from time to time, effect distributions of these securities.

     The sales of securities and broker-dealers, if any, acting in connection with the sale of the securities might be deemed to be underwriters within the meaning of Section 2 (11) of the securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

    Isolated and unsolicited sales of securities being offended are eligible for sale in all jurisdiction of the United States. Registered broker-dealers can make solicited trades of the securities being offered in the following states:

      Alabama                    Iowa                      New York
      Arizona                    Kentucky                  North Carolina
      Arkansas                   Louisiana                 Oklahoma
      California                 Maine                     Pennsylvania
      District of Columbia       Massachusetts             Rhode Island
      Florida                    Missouri                  South Dakota
      Georgia                    Nevada                    Tennessee
      Illinois                   New Mexico                Washington
      Indiana

With respect to all other states, solicited sales may only be purchased by institutional investors.

     The CDA warrants provide that the holder will not sell, during any five business day period, a number of shares of common stock representing greater than 7% of the average weekly reported trading volume of the common stock during the four calendar weeks preceding the date of sale. This provision terminates upon the earlier of (1) July 1, 2002 or (2) the date that any director or officer of the company named in this prospectus sells, during any five business day period shares of common stock representing greater that 7% of the average weekly reported trading volume of the common stock during the four calendar weeks preceding the date of such sale.

     No sales or distributions other than as described herein may be effected until after this prospectus shall have been appropriately amended or supplemented.


                           DESCRIPTION OF SECURITIES

General

     We are authorized by our Certificate of Incorporation to issue an aggregate of 800,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock no par value per share. Upon consummation of this offering, 333,665 shares of preferred stock and 9,671,829 shares of common stock will be outstanding.


Common stock

     As of August 31, 2000 there were 7,894,597 shares of common stock outstanding that were held of record by approximately 1,650 stockholders. Holders of our common stock are entitled to one vote per share for each share held on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock are entitled to receive proportionately dividends as may be declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share proportionately in our available assets after payments of all debts and other liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of our common stock are, and the shares of our common stock offered hereby, will upon completion of the offering, be, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by rights of the holders of shares of currently issued and outstanding preferred shares and any series of preferred stock, which we may designate and issue in the future.

Preferred stock

     Under the terms of our articles of incorporation as amended, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

     The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with raising capital as well as for possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

     In the fiscal year ended October 31, 1999 our board of directors authorized the issuance of up to 2,500,000 shares of Series 8% cumulative convertible, redeemable preferred stock of which 696,978 shares were issued and sold in a private placement at $10.00 per share for aggregate proceeds of $6,969,780, less commissions of $550,725.

     For every two shares of preferred stock purchased, we granted one common stock warrant exercisable at $15.00 per share. As of February 25, 2000 shares of preferred stock converted into common stock, at a rate determined by dividing the purchase price per share ($10) by eighty percent of the market price per share of our common stock for the five trading days prior to conversion. In no event shall the conversion price be less than $4 per share, or more than $6 per share. On September 15, 2002, the preferred stock may be redeemed at the option of Startech $10 per share, plus all accumulated and unpaid dividends. If we do not redeem the shares of preferred stock they will automatically be converted to shares of our common stock at the rate of $5 per share, or the closing market price of the common stock on September 15, 2002, which ever is higher. We are required to pay dividends on the shares of preferred stock at the rate of 8.00% per year based on the $10 purchase price. The dividends are payable in additional shares of preferred stock on the last business day of March, June, September, and December.

     The holders of the preferred stock will not be entitled to vote, except that the affirmative vote of at least a majority of the outstanding shares of preferred stock, voting as a class, shall be required to authorize, the creation and issuance of any class or series of securities ranking senior to, or on parity with, the preferred stock or any matter with respect to the declaration and payment of dividends or distribution of assets on liquidation, dissolution, or winding up of our company.

     In the event of any voluntary liquidation, dissolution, or winding up of our company, before payment or distribution of our assets may be set apart to the holders of common stock or any stock ranking junior to the preferred stock, the holders of the preferred stock will be entitled to receive, out of our assets legally available therefore, a liquidating distribution per share equal to the redemption price on the date of the liquidation, plus any accumulated and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, our assets are insufficient to make full payment of a liquidating distribution per share plus all accumulated and unpaid dividends to the holders of the preferred stock, and similar payments on any other class of stock ranking on a parity with the preferred stock upon liquidation, then the holders of the preferred stock and other shares shall share ratably in any distribution of our assets in proportion to the full respective distributable amounts to which they are entitled.

     There is no restriction on the repurchase or redemption of our common stock while there is any arrearage in the payment of dividends on the preferred stock. No dividends may be paid on any shares of common stock unless and until all accumulated and unpaid dividends on the preferred stock have been declared and paid in full.

Warrants

     In conjunction with our issuance of the preferred stock we issued warrants to purchase 348,489 shares of our common stock at a price of $15.00 per share. We also granted a total of 47,975 broker warrants to brokers who participated in the private placement. The broker was entitled to additional warrants equal to 10 percent of the total dollars raised divided by the preferred stock price of $10.00 per share. These warrants expire on August 31, 2001 provided the average closing bid prices of our common stock for the previous thirty trading days is $16.50 or higher. In the event the average closing bid price for our common stock is lower than $16.50 per share, the exercise period of the warrants will be extended until our common stock exceeds $16.50 per share for ten consecutive trading days. At that point we can give the warrant holders thirty days notice that the warrants will expire. Should we choose not to cause the expiration of the warrants sooner, they will expire on August 31, 2004.

     In June, 2000 we issued to the Connecticut Development Authority warrants to purchase 433,268 shares of our common stock at $7.00 per share. The CDA warrants are exercisable at any and from time to time through December 31, 2001. The CDA warrants provide for a limit on the shares of common stock that can be sold upon exercise of the CDA warrants during any five day period equal to 7.0% of the average weekly reported trading volume of the common stock during the four calendar weeks preceding the date of sale. In addition if on or before July 1, 2002 the holder publicly sells any shares of our common stock at a price per share less than $7.00 we shall pay the holder an amount equal to his realized loss in cash or in our discretion in shares of our common stock valued at the current market price at the time of payment or in any combination of cash and shares. If we have paid the holder on account of a realized loss and later, but not later than July 1, 2002, the publicly sells additional shares at a price per share greater than $7.00, the holder shall promptly repay to us an amount equal to the lesser of (1) the amount by which the aggregate proceeds from such sale exceeds $7.00 and (2) the total realized loss previously paid by us to the holder. The repayment to us may be made in cash or in shares of common stock valued at the current market price at the time of repayment or in any combination of cash and shares.

     The registration statement of which this prospectus is a part includes 284,250 shares of the 696,978 shares of preferred stock, 396,464 warrants and 433,268 CDA warrants and 1,684,235 shares of our common stock which may be issued upon the conversion of the preferred stock or the exercise of all the warrants, and 143,878 shares of our common stock into which the preferred shares have been converted to date, pursuant to registration rights granted to the purchasers of the preferred stock and to warrant holders. In addition to the 1,684,235 shares of common stock being offered the registration statement includes a maximum of an additional 710,625 shares of common stock that may become issuable pursuant to the anti-dilution provisions of the preferred stock conversion formula.

     The preferred stock, warrants and CDA warrants contain anti dilution provisions whereby the conversion rate of the preferred stock and the exercise price per share and number of shares of commons stock issuable upon exercise of the warrants are subject to adjustment in the event of a common stock dividend, a subdivision or combination of our outstanding shares of common stock or in the event of any recapitalization, reclassification, consolidation, merger or similar event.

Colorado law and our charter and by-law provisions

     Our Articles of Incorporation as amended contains provisions permitted in the Colorado Business Corporation Act relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving wrongful acts. The breach of a director's duty of loyalty or acts of omissions which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies or through an injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities laws, including federal securities laws.

     Our Articles of Incorporation as amended also contains provisions to indemnify the directors, officers, employees, or other agents to the fullest extent permitted by the Colorado Business Corporation Act. These provisions may have the practical effect in cases of eliminating the ability of our stockholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as directors.

Transfer agent and registrar

     The transfer agent and registrar for our preferred stock and our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

                         SHARES ELIGIBLE FOR FUTURE SALE

     In addition to the 2,276,681 total shares and warrants covered by this prospectus, an aggregate of 915,000 shares issuable upon the exercise of employee and other stock options at price ranging from $5.00 to $9.00 per share and an aggregate of approximately 561,241 shares from previously issued private placements, and 106,816 shares of other warrants not included in this registration statement are restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act. In addition, 4,044,773 shares held by management, employees, and the directors may be control securities as that term is define under Rule 144. In general, under Rule 144 as currently in effect, subject to the satisfaction of conditions of Rule 144, a person, including an affiliate of Startech (or persons whose shares are aggregated), who has owned restricted securities of Startech beneficially for a least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the common stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of common stock for at least two years is entitled to sell these shares under Rule 144 without regard to any of the limitations described above. As noted above 354,000 shares included in this prospectus may be publicly sold without regard to the limitations set forth in Rule 144. Market sales of a substantial number of shares of common stock, or the availability of these shares for sale in the public market, could adversely affect prevailing market prices of the common stock.

                                  LEGAL MATTERS

     The validity of the securities stock offered hereby is being passed upon for us by Foreht Last Landau Miller & Katz, L.L.P., New York, New York.

                                     EXPERTS

     Our financial statements as of October 31, 1998 and 1999 and for each of the years in the three-year period ended October 31, 1999 have been included herein and in the registration statement in reliance upon the report of Kostin, Ruffkess & Company, LLC independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                  WHERE CAN YOU FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission in Washington, D.C. a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information about our securities, and us you should refer to the registration statement and to the exhibits and schedules filed with it. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are intended to set forth the material information regarding these contracts, agreements, or other documents. You should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. Anyone may inspect a copy of the registration statement without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement by writing to the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and paying prescribed fees. You may obtain information on the operation, of the Public Reference Room by calling the SEC at 1-800-SEC-0300. In addition, the SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding our statements that we electronically file with the SEC.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and therefore we file reports, proxy statements and other information with the SEC. You can inspect and copy the reports, proxy statements and other information that we file at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also obtain copies of these materials from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also makes electronic filings publicly available on its Web site within 24 hours of acceptance.

                       STARTECH ENVIRONMENTAL CORPORATION


                          Index to Financial Statements


Financial Statements For the Nine Months Ended July 31, 2000 and 1999

         Condensed consolidated balance sheets (unaudited)
         as of July 31, 2000 and 1999 .....................................F-2

         Condensed consolidated statement of operations
         (unaudited) for the nine months ended
         July 31, 2000 and 1999............................................F-3

         Condensed consolidated statement of cash flows
         (unaudited) for the nine months ended
         July 31, 2000 and 1999............................................F-4

         Notes to consolidated financial statements (unaudited)............F-5

Financial Statements For the Three Years Ended October 31, 1999, 1998 and 1997

         Report of Independent Auditors....................................F-7

         Consolidated balance sheets as of October 31, 1999 and 1998.......F-8

         Consolidated statement of operations
         for the years ended October 31, 1999, 1998 and 1997...............F-9

         Consolidated statement of changes in stockholders
         equity for the years ended October 31, 1999,
         1998, 1997 and 1996...............................................F-10

         Consolidated statement of cash flow for the
         years ended October 31, 1999, 1998 and 1997.......................F-11

         Notes to consolidated financial statements........................F-12


                                      STARTECH ENVIRONMENTAL CORPORATION
                                               BALANCE SHEET



                                                                                (unaudited)              (audited)
                                                                                 July 31,                October 31,
ASSETS                                                                             2000                     1999
                                                                                -----------              -----------
                  Current assets:
         Cash and cash equivalents ................................             $ 5,542,105              $ 5,496,280
         Accounts receivable ......................................                 842,821                  512,066
         Inventory ................................................                 884,812                     --
         Other current assets .....................................                  12,390                    8,903
                                                                                -----------              -----------

                  Total current assets ............................               7,282,128                6,017,249

         Property & equipment, net ................................                 335,626                  135,383

         Other assets .............................................                  47,125                  222,186
                                                                                -----------              -----------
                  Total assets ....................................             $ 7,664,879              $ 6,374,818
                                                                                ===========              ===========

LIABILITIES AND STOCKHOLDERS EQUITY
                  Current liabilities:
         Accounts payable .........................................             $   541,152              $   245,574
         Capital Lease ............................................                  23,435                    8,057
         Other accrued expenses ...................................                 550,889                   98,109
                                                                                -----------              -----------
Total Current liabilities .........................................               1,115,476                  351,740

                  Long-term liability:
         Capital lease payable ....................................                  16,672                    7,718
                                                                                -----------              -----------

                  Total liabilities ...............................               1,132,148                  359,458
                                                                                -----------              -----------

Stockholders' (deficit) equity:
         Preferred stock, no par value
         10,000,000 shares authorized;
         Shares issued and outstanding:
         593,978 at July 31, 2000 and
         696,978 (aggregate liquidation preference of
         $6,969,780) at October 31, 1999 ..........................               5,473,732                6,384,199

         Common stock, no par value,
         800,000,000 shares authorized;
         Shares issued and outstanding:
         7,894,597 at July 31, 2000 and
         6,905,257 at October 31, 1999 ............................               6,444,596                2,984,219
         Additional paid-in capital ...............................               1,742,745                      300
         Accumulated deficit ......................................              (7,128,342)              (3,353,358)
                                                                                -----------              -----------

              Total stockholders' equity ..........................               6,532,731                6,015,360
                                                                                -----------              -----------
              Total liabilities and stockholders' equity ..........             $ 7,664,879              $ 6,374,818
                                                                                ===========              ===========



                                                     F-2


                                            STARTECH ENVIRONMENTAL CORPORATION
                                                  STATEMENT OF OPERATIONS
                                                      (UNAUDITED)


                                                       Quarter Ended     Quarter Ended  Nine Months Ended Nine Months Ended
                                                       July 31, 2000     July 31, 1999    July 31, 2000    July 31, 1999
                                                       -------------     -------------    -------------    -------------

Revenue ...........................................     $   239,607      $   591,092      $ 1,087,607      $ 2,236,873

Cost of sales .....................................         128,469          533,066          537,355        1,846,692
                                                        -----------      -----------      -----------      -----------

Gross profit ......................................         111,138           58,026          550,252          390,181
                                                        -----------      -----------      -----------      -----------

Operating expenses
         Selling expense ..........................          45,939           64,586          387,516          122,833
         Research and Development .................                          43,5930           43,593                0
         General and administrative expense .......         721,686          426,039        1,967,652          983,452
                                                        -----------      -----------      -----------      -----------

Total operating expense ...........................         811,218          490,625        2,398,761        1,106,285
                                                        -----------      -----------      -----------      -----------

Loss from operations ..............................        (700,080)        (432,599)      (1,848,509)        (716,104)
                                                        -----------      -----------      -----------      -----------

Other income (expense):
         Interest income ..........................          87,444           10,121          247,980           34,775
                                                        -----------      -----------      -----------      -----------

Loss before Income Taxes...........................        (612,636)        (422,478)      (1,600,529)        (681,329)
                                                        -----------      -----------      -----------      -----------

Income tax expense ................................             940            1,857            7,710            2,107
                                                        -----------      -----------      -----------      -----------

Net loss ..........................................     $  (613,576)     $  (424,335)     $(1,608,239)     $  (683,436)
                                                        ===========      ===========      ===========      ===========

Net loss ..........................................     $  (613,576)     $  (424,335)     $(1,608,239)     $  (683,436)

Less: Preferred Dividends .........................         171,676           16,016        2,166,745           16,016
                                                        -----------      -----------      -----------      -----------
Loss attributable to common shareholders ..........     $  (785,252)     $  (440,351)     $(3,774,984)     $  (699,452)
                                                        ===========      ===========      ===========      ===========

Net loss per share ................................     $     (0.10)     $     (0.06)     $     (0.50)     $     (0.10)
                                                        ===========      ===========      ===========      ===========

Weighted average common
shares outstanding ................................       7,772,238        6,891,309        7,484,994        6,873,411
                                                        ===========      ===========      ===========      ===========






                                                          F-3


                                    STARTECH ENVIRONMENTAL CORPORATION
                                         STATEMENT OF CASH FLOWS
                                              (UNAUDITED)

                                                                               Nine Months    Nine Months
                                                                                 Ended           Ended
                                                                             July 31, 2000   July 31, 1999
                                                                             -------------   ------------
Cash flows from operating activities:
Net income (Loss) .........................................................   $(1,608,239)   $  (683,436)
Adjustments to reconcile net income to net cash provided
By operating activities:
Depreciation ..............................................................        38,307          3,680
401K plan match made by the issuance ......................................         8,342              0
Expenses paid through the issuance of common stock ........................        90,530              0
(Increase) decrease in accts. receivable ..................................      (330,755)       412,495
(Increase) decrease in inventory ..........................................      (884,812)       552,454
(Increase) decrease in other current assets ...............................        (3,487)             0
(Increase) decrease in other assets .......................................       175,061         47,368
Increase(decrease) in notes/accounts payable ..............................       295,578         67,607
Increase (decrease) in accrued expense ....................................       430,194          6,251
                                                                              -----------     ----------

Net cash used in operating activities .....................................    (1,789,281)       406,419
                                                                              -----------     ----------

Cash flows used in investing activities:
Capital expenditures ......................................................      (200,149)             0
Stock offering ............................................................             0      1,957,550
                                                                              -----------    -----------

Net cash used by investing activities .....................................      (200,149)     1,957,550
                                                                              -----------    -----------


Cash flows from financing activities:
Increase(decrease) in capital leases ......................................       (14,069)             0
Proceeds from common stock issuance .......................................     2,049,324              0
                                                                              -----------    -----------

Net cash provided by financing activities .................................     2,035,255              0
                                                                              -----------    -----------

Net increase (decrease) in cash ...........................................        45,825      2,363,969
Cash at beginning of period ...............................................     5,496,280        156,467
                                                                              -----------    -----------

Cash and cash equivalents at end of period ................................   $ 5,542,105    $ 2,520,436
                                                                              ===========    ===========








                                                F-4

                       STARTECH ENVIRONMENTAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


The consolidated financial statements of Startech Environmental Corporation (collectively referred to herein as the "Company", unless the context indicates otherwise) presented herein are unaudited. In the opinion of management, these financial statements include all adjustments necessary for a fair presentation of the financial position, results for the nine month ended July 31, 2000 are not necessarily indicative of results for the entire year. The accompanying financial statements should be read in conjunction with the Company's financial statements and related footnotes for the year ended October 31, 1999 which are included in the Company's annual report on form 10-K for the period ended October 31, 1999.

Note 1.  Basis of Presentation:

On November 17, 1995, Startech Corporation, was acquired in a reverse acquisition, in which all the then issued and outstanding shares of common stock of Startech Corporation were exchanged for 4,000,000 shares of Kapalua Acquisitions, Inc.'s common stock. After the acquisition and exchange of stock, the former shareholders of Startech Corporation owned 80.5% of the common stock of Kapalua Acquisitions, Inc.

On January 2, 1996, Kapalua Acquisitions, Inc. changed its name to Startech Environmental Corporation. The financial statements of Startech Environmental Corporation include all of the accounts of Startech Corporation. This acquisition has been accounted for under the purchase method in the accompanying financial statements. The fiscal year end for both companies before the acquisition was October 31, and the financial statements for all periods presented have been restated to reflect the combination of the two companies.



Note 2.  Capital Lease Obligation:

The Company has entered into capital lease obligations for computer and telephone equipment. The term of the leases range from 36 to 39 months, with principal and interest due in aggregate monthly installments of $3,248 at interest rates ranging from 10.6% to 16.3%. The equipment was capitalized at $55,403 and is being depreciated over five years. Depreciation expense for the nine months ended July 31, 2000 was $6,395 and accumulated depreciation for the nine months ended was $6,820.


Note 3.  Equity Transactions

For the three months ended July 31, 2000, the Company issued 9,541 additional common stock shares relating to warrants being exercised at $9.00 per share. Total proceeds received were $85,869. These warrants are related to a previous private placement dated June 30, 1997. There was a total of 22,084 warrants exercised resulting in total proceeds of $198,702. The remaining 97,275 warrants expired on June 30, 2000. Connecticut Development Authority received 433,286 warrants at $7.00 per share.

For the three months ended July 31, 2000 the Company declared and paid a stock dividend on its Series A convertible preferred in the amount of $149,090 which represented 14,909 preferred shares. For the nine months ended July 31, 2000 the Company declared and paid a stock dividend on its Series A convertible preferred in the amount of $401,714, which represented 40,171, preferred shares.

Note 4. Cash Flow

During the nine months ended July 31, 2000 the Company had non-cash transactions. The following is a listing of these transactions and the dollar value of the stock associated with these transactions.

                    Nine months ended July 31, 2000 and 1999
                    ----------------------------------------

                                                        July 31,       July 31,
                                                       --------        -------
                                                         2000            1999
                                                         ----            ----

Common shares for services rendered                    $   90,530     $        0
Preferred stock dividend                                  385,698              0
Fixed assets financed through capital leases               38,401              0
Series A convertible preferred shares
 converted to common shares                             1,312,181              0
Accretion of dividends associated
 with the issuance of the
 convertible preferred shares                           1,742,445              0
Accrued Preferred Dividends                                38,602              0
401k Plan Match                                             8,342              0


Note 5.  Interim Financial Information (Unaudited)

The interim financial statements of the Company for the nine months ended July 31, 1999 and 2000, included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted pursuant to the rules and regulations relating to interim financial statements.

Note 6.  Revenue Recognition

The Company recognizes revenue on the sale of its manufactured products at the date of delivery. Revenues earned from consulting and design services are recognized when the services are completed.


Note 7.  Employee Benefit Plan

On June 1, 2000 The Company implemented an employee savings plan designed to qualify under Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Company contributions are made in the form of common stock at the prevailing current market price and will vest equally over a three-year period. The Company will match the first 6 percent of the contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code. Contributions for the three months ended July 31, 2000 were $8,342 which is approximately 840 shares of our common stock.

KOSTIN, RUFFKESS & COMPANY, LLCSS

CERTIFIED  PUBLIC  ACCOUNTANTS

345 North Main Street
West Hartford, CT 06117-2521

(860) 236-1975
Toll Free:  (800) 286-5726
FAX:  (860) 236-1783
Internet:  http://www.kostin.com

400 Bayonet Street, Suite 306
New London, CT 06320-2600

(860) 442-4373
Toll Free:  (888) 666-5726
FAX:  (860) 442-1124


Members of the Firm:

Jerrold M. Gold, CPA
Lawrence Marziale, CPA
Joseph W. Sparveri, Jr., CPA
Peter K. Askham, CPA
Richard V. Kretz, CPA
Edmund S. Kindelan, CPA
Michael T. Novosel, CPA
John S. Pavlik, CPA
Kimberly O. Nardone, CPA
Daniel Donofrio, CPA
Brian J. Newman, CPA
John P. Lanza, CPA
Michael D. Smith, CPA
Ronald W. Nossek, CPA

To the Board of Directors
Startech Environmental Corporation

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheets of Startech Environmental Corporation as of October 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended October 31, 1999. These financial statements are the responsibility of Startech's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Startech Environmental Corporation as of October 31, 1999 and 1998, and the results of its operations, changes in stockholders' equity and its cash flows for each of the three years in the period ended October 31, 1999, in conformity with generally accepted accounting principles.


West Hartford, Connecticut
December 22, 1999

Members of:

American Institute of
Certified Public Accountants
Private Companies Practice Section
SEC Practice Section

Connecticut Society of
Certified Public Accountants

Kreston International
A worldwide network of
independent accountants

An Equal Opportunity Employer


                                            STARTECH ENVIRONMENTAL CORPORATION

                                               Consolidated Balance Sheets

                                                October 31, 1999 and 1998


                                                                                          1999              1998
         Assets

Current assets:
     Cash                                                                             $ 5,496,280       $   156,468
     Accounts receivable                                                                  512,066           892,473
     Inventory                                                                               --             652,454
     Other current assets                                                                   8,903             1,366
                                                                                      -----------       -----------

         Total current assets                                                           6,017,249         1,702,761

Equipment, at cost, net of accumulated depreciation                                       135,383            19,573

Other assets                                                                              222,186           102,114
                                                                                      -----------       -----------

                                                                                      $ 6,374,818       $ 1,824,448
                                                                                      ===========       ===========

     Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                                 $   245,574       $   692,130
     Capital lease - short-term                                                             8,057              --
     Note payable - short-term                                                               --             100,000
     Other accrued expenses                                                                98,109           371,644
                                                                                      -----------       -----------

         Total current liabilities                                                        351,740         1,163,774

Long-term liability:
     Capital lease payable                                                                  7,718              --
                                                                                      -----------       -----------

         Total liabilities                                                                359,458         1,163,774
                                                                                      -----------       -----------

Stockholders' equity:
     Preferred stock; no par value; 10,000,000 shares authorized;
         696,978 shares issued and outstanding (aggregate
         liquidation preference of $6,969,780) at October 31, 1999                      6,384,199              --
     Common stock; no par value;  800,000,000 shares authorized;
         shares issued and outstanding: 6,905,257 at October 31,
         1999 and 6,845,965 at October 31, 1998                                         2,984,219         2,708,524
     Additional paid-in capital                                                               300               300
     Deficit                                                                           (3,353,358)       (2,048,150)
                                                                                      -----------       -----------

         Total stockholders' equity                                                     6,015,360           660,674
                                                                                      -----------       -----------

                                                                                      $ 6,374,818       $ 1,824,448
                                                                                      ===========       ===========



                         The accompanying notes are an integral part of the financial statements


                                                           F-8




                                            STARTECH ENVIRONMENTAL CORPORATION

                                          Consolidated Statements of Operations

                                   For The Years Ended October 31, 1999, 1998 and 1997



                                                                     Year Ended October 31,
                                                                     ----------------------

                                                     1999                     1998                   1997


Revenues                                         $ 2,268,964             $ 1,088,782             $    10,000

Cost of goods sold                                 2,138,259                 446,222                    --
                                                 -----------             -----------             -----------

Gross profit                                         130,705                 642,560                  10,000


Selling, general and administrative
  expenses                                         1,477,104               1,116,293                 907,855
                                                 -----------             -----------             -----------


Loss from operations                              (1,346,399)               (473,733)               (897,855)
                                                 -----------             -----------             -----------

Other income (expense):
   Interest income                                   101,521                  23,664                  29,497
   Interest expense                                  (33,450)                 (9,000)                 (9,000)
                                                 -----------             -----------             -----------

      Total other income                              68,071                  14,664                  20,497
                                                 -----------             -----------             -----------

Income tax expense                                    10,864                   3,982                     550
                                                 -----------             -----------             -----------

Net loss                                         $(1,289,192)            $  (463,051)            $  (877,908)
                                                 ===========             ===========             ===========


Net loss per share                               $     (0.19)            $     (0.07)            $     (0.12)
                                                 ===========             ===========             ===========
Average common
  shares outstanding                               6,875,999               6,887,736               6,695,316
                                                 ===========             ===========             ===========





                      The accompanying notes are an integral part of the financial statements


                                                       F-9



                                               STARTECH ENVIRONMENTAL CORPORATION

                                    Consolidated Statements of Changes in Stockholders' Equity
                                       For The Years Ended October 31, 1999, 1998 and 1997
                                                                                                         Additional
                                               Common                         Preferred                    Paid-In
                                               Shares         Amount            Shares       Amount        Capital        Deficit

Balance, October 31, 1996                    5,850,374     $   653,834            --      $      --      $       300    $  (707,191)

Shares issued for cash                         820,151       1,843,206            --             --             --             --
Stock dividends issued                         309,027            --              --             --             --             --
Shares issued during the year
   for services rendered                        39,000         103,844            --             --             --             --
Shares issued for the
   purchase of inventory                        45,000          97,722            --             --             --             --
Shares redeemed for
   Trican note receivable                      (50,000)       (100,000)           --             --             --             --
Net loss during the year
   ended October 31, 1997                         --              --              --             --             --         (877,908)
                                           -----------     -----------     -----------    -----------    -----------    -----------

Balance, October 31, 1997                    7,013,552       2,598,606            --             --              300     (1,585,099)

Shares issued during the year
   for services rendered                        34,544         109,918            --             --             --             --
Shares returned and cancelled
   as the result of a lawsuit                 (202,131)           --              --             --             --             --
Net loss during the year
   ended October 31, 1998                         --              --              --             --             --         (463,051)
                                           -----------     -----------     -----------    -----------    -----------    -----------

Balance, October 31, 1998                    6,845,965       2,708,524            --             --              300     (2,048,150)

Shares issued during the year
   for services rendered                        45,792         226,445            --             --             --
Shares issued for cash                          13,500          49,250         696,978      6,384,199           --             --
Net loss during the year
   ended October 31, 1999                         --              --              --             --             --       (1,289,192)
Dividends                                         --              --              --             --             --          (16,016)
                                           -----------     -----------     -----------    -----------    -----------    -----------

Balance, October 31, 1999                    6,905,257     $ 2,984,219         696,978    $ 6,384,199    $       300    $(3,353,358)
                                           ===========     ===========     ===========    ===========    ===========    ===========


                              The accompanying notes are an integral part of the financial statements

                                                                F-10


                                           STARTECH ENVIRONMENTAL CORPORATION

                                          Consolidated Statements of Cash Flows

                                   For The Years Ended October 31, 1999, 1998 and 1997


                                                                                 Year Ended October 31,
                                                                                 ----------------------

                                                                  1999                   1998                   1997

Cash flows from operating activities:
   Net  loss                                                  $(1,289,192)           $  (463,051)           $  (877,908)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
     Expenses paid for through the
       issuance of common stock                                   226,445                109,918                 38,844
     Depreciation                                                  16,847                  1,396                   --
     (Increase) decrease in:
        Accounts receivable                                       380,407               (892,473)                  --
        Prepaid expense                                              --                   65,333                   (333)
        Inventory                                                 552,454               (552,454)                (2,278)
        Other current assets                                       (7,537)                (1,366)                10,851
        Other assets                                             (120,072)               (53,617)               (48,497)
     Increase (decrease) in:
        Accounts payable                                         (446,556)               624,962                 39,763
        Accrued expenses                                         (289,551)               350,749                (16,367)
                                                              -----------            -----------            -----------

Net cash used in operating activities                            (976,755)              (810,603)              (855,925)
                                                              -----------            -----------            -----------

Cash flows used in investing activities:
     Purchase of equipment                                        (15,655)               (20,969)                  --
                                                              -----------            -----------            -----------

Cash flows from financing activities:
     Proceeds from preferred stock issuance                     6,284,199                   --                     --
     Proceeds from common stock issuance                           49,250                   --                1,563,206
     Proceeds from notes payable                                  750,000                   --                     --
     Repayment of notes payable                                  (750,000)                  --                     --
     Repayment of capital lease payable                            (1,227)                  --                     --
                                                              -----------            -----------            -----------

Net cash provided by financing activities                       6,332,222                   --                1,563,206
                                                              -----------            -----------            -----------

Net increase (decrease) in cash and cash
  equivalents                                                   5,339,812               (831,572)               707,281

Cash and cash equivalents, beginning                              156,468                988,040                280,759
                                                              -----------            -----------            -----------

Cash and cash equivalents, ending                             $ 5,496,280            $   156,468            $   988,040
                                                              ===========            ===========            ===========


                         The accompanying notes are an integral part of the financial statements

                                                         F-11

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 1999, 1998 and 1997


Note 1 - Summary of Significant Accounting Policies:
----------------------------------------------------

Principles of Consolidation
---------------------------

The consolidated financial statements of Startech Environmental Corporation include the accounts of Startech Corporation, its wholly owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Company's Activities
--------------------

Startech is an environmental technology corporation dedicated to the development, production and marketing of low cost waste minimization, resource recovery, and pollution prevention systems that convert waste into valuable commodities. Startech is no longer considered to be in the development stage as revenues from shipments and services performed have begun to be recognized in calendar year 1998.

Basis of Presentation
---------------------

On November 17, 1995, Startech Environmental Corporation, formerly Kapalua Acquisitions, Inc., was acquired in a reverse acquisition, in which all the then issued and outstanding shares of common stock of Startech Corporation were exchanged for 4,000,000 shares of Kapalua Acquisitions, Inc.'s common stock. After the acquisition and exchange of stock, the former shareholders of Startech Corporation owned 80.5% of the common stock of Kapalua Acquisitions, Inc. Subsequent to November 17, 1995, Kapalua Acquisitions, Inc. filed registration statements with the Securities and Exchange Commission to register certain securities.

On January 2, 1996, Kapalua Acquisitions, Inc. changed its name to Startech Environmental Corporation. The financial statements of Startech Environmental Corporation include all of the accounts of Startech Corporation. This acquisition has been accounted for under the purchase method in the accompanying financial statements. The fiscal year end for both companies before the acquisition was October 31, and the financial statements for all periods presented have been restated to reflect the combination of the two companies.

Revenue Recognition
-------------------

The Company recognizes revenue on the sale of its manufactured products at the date of delivery. Revenues earned from consulting and design services are recognized when the services are completed.

Management Estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at October 31, 1999, 1998 and 1997, and revenues and expenses during the years then ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 1999, 1998 and 1997



Note 1 - Summary of Significant Accounting Policies:   (Continued)

Cash and Cash Equivalents

Startech considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents. The primary investments will be high quality commercial paper, U.S. Treasury Notes, and T-Bills. Regarding supplementary cash flows information, income taxes paid were $2,577 for the year ended October 31, 1999, $3,982 for the year ended October 31, 1998 and $550 for the year ended October 31, 1997. Interest paid in 1999 was $33,450. No interest was paid for the years ended October 31, 1998 and 1997. Startech also had the following non-cash transactions:

                                                   1999
                                                   ----

                                                                                    Shares               Amount

Common shares issued for services rendered in 1999                                   45,792             $ 226,445
Preferred stock issued to repay notes payable                                       10,000                100,000
Demonstration equipment transferred from inventory to equipment                         --                100,000
Equipment acquired through capital lease                                                --                 17,002
Accrued dividends on the preferred stock                                                --                 16,016

                                                   1998
                                                   ----

                                                                                    Shares               Amount

Issued shares for services rendered in 1998                                         34,544             $ 109,918
Shares returned and cancelled in 1998                                             (202,131)                   --

                                                   1997
                                                   ----

                                                                                    Shares                Amount

Issued shares for services rendered in 1997                                         39,000             $ 103,844
Issued shares for inventory in 1997                                                 45,000                97,722
Issued shares for which cash was received in 1996                                  161,000               280,000
Shares redeemed in the collection of a note receivable in 1997                      50,000               100,000

Inventory
---------

Inventory consists of work in process, and is stated at lower of cost or market. Cost is determined by the first-in, first-out method.

                       STARTECH ENVIRONMENTAL CORPORATION
                 Notes To The Consolidated Financial Statements
               For The Years Ended October 31, 1999, 1998 and 1997


Note 1 - Summary of Significant Accounting Policies:   (Continued)
---------------------------------------------------

Equipment
---------

Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments which extend the useful lives of the equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Other Assets
------------

Other assets consist of deposits on the purchase of office furniture, inventory and the deposit on the office lease, in 1999. Other assets consist entirely of deferred stock offering costs for 1998.

Income Taxes
------------

Income taxes consist of State taxes on capital. Startech has net operating loss carry forwards of approximately $2,771,000 expiring in various years through 2013.

Earnings (Loss) Per Share
-------------------------

Earnings (loss) per share are based on the weighted average number of shares of common stock outstanding during the year. Startech has 2,517,839 potential common shares in 1999, and 758,276 potential common shares in 1998 and 1997 that were not used in the computation of diluted earnings per share because they would have been anti-dilutive for each of the three years ended October 31, 1999, 1998 and 1997. Subsequent to October 31, 1999, Startech had issued 569,693 additional common shares.

Off Balance Sheet Risk
----------------------

Startech had more than $100,000 in a single bank during the year. Amounts over $100,000 are not insured by the Federal Deposit Insurance Corporation. However, management does monitor the financial condition of the institution where these funds are invested.

Note 2 - Property, Plant and Equipment:
--------------------------------------
Equipment is summarized by major classifications as follows:

                                                  1999                1998

   Computer equipment                         $    23,250          $    6,248
   Demonstration equipment                        114,720              14,721
   Furniture and fixtures                           1,653                  --
   Vehicles                                        14,002                  --
                                              -----------          ----------

                                                  153,625              20,969
   Less: accumulated depreciation                  18,242               1,396
                                              -----------          ----------
                                              $   135,383          $   19,573
                                              ===========          ==========

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 1999, 1998 and 1997

Note 3 - Operating Lease:
-------------------------

Startech leases its office under a lease agreement that expired in September 1999. The monthly rental payments were $2,109. Rental expense, including real estate taxes for the years ended October 31, 1999, 1998 and 1997, were $28,847, $24,531 and $23,644, respectively. On December 3, 1999, Startech entered into a five-year lease for its new office space. There is an option for Startech to extend the lease for a five-year term with the Landlord having the option to cancel after two years. Annual non-cancelable rent payments for the next five years are as follows:

                  October 31,
                  -----------
                     2000                        $154,183
                     2001                         168,000
                     2002                         173,517
                     2003                         184,633
                     2004                         172,792

Note 4 - Note Payable:
----------------------
The $100,000 note payable is a demand note dated September 1, 1995, with 9% interest payable to Mr. John Celentano. Mr. Celentano is a stockholder of Startech and provides both sales and professional consulting services to Startech. The note was repaid in 1999 through the issuance of 10,000 shares of convertible preferred stock. All prior accrued interest was forgiven.

On December 29, 1998, Startech entered into a short-term loan agreement for $750,000 with the Connecticut Development Authority (CDA). The note bore interest at 6.55% and was due within one year or the completion of a public offering, whichever comes first. The assets of Startech collateralized the note. In addition, an officer/shareholder has personally guaranteed up to 28% of the balance and another officer/shareholder has pledged 100,000 shares of his common stock of Startech. This note was paid off with proceeds from the issuance of the preferred stock.

Note 5 - Stockholders' Equity:
------------------------------
Preferred Stock
---------------
During 1999 Startech issued 696,978 shares of its 8% Series A cumulative, convertible, redeemable, preferred stock. Startech incurred commissions and issuance costs of $585,581 in connection with issuance. The shares are convertible into the Startech's common stock, four months after the closing date, at a rate determined by dividing the purchase price per share ($10) by eighty percent of the market price per share of common stock from the average closing price for the previous five trading days. However, in no event shall the conversion price be less than $4 per share, or more than $6 per share. On September 15, 2002, the convertible preferred stock may be redeemed at the option of the Startech for $10 per share, plus all accumulated and unpaid dividends. If not redeemed, the shares will automatically be converted to common shares at $5 per share, or the current market price of the common shares. The dividends shall be paid in additional convertible preferred stock, and are payable on the last business day of March, June, September, and December. On September 30, 1999, Startech declared a dividend of $16,016.

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 1999, 1998 and 1997

Note 5 - Stockholders' Equity: (Continued)
------------------------------

Warrants
--------

In conjunction with the August 28, 1996, stock offering, Startech has unregistered warrants to purchase 744,774 shares of common stock; of which 625,417 of the Warrants were initially exercisable at a price of $4.00 per share and were set to expire on December 31, 1998. At the discretion of Startech, the exercise price of these Warrants was reduced to $3.50 per share and the expiration date was extended to December 31, 1999. During 1999, 13,500 of these Warrants were exercised. An additional 119,359 Warrants were initially exercisable at a price of $12.00 per share, and were set to expire on June 30, 1999. At the discretion of Startech, the exercise price of these Warrants was reduced to $9.00 per share, and the expiration date was extended to June 30, 2000. Initially, once the Warrants were exercised, the shares were restricted for a two-year period. They are now restricted for a one year period, in accordance with rule 144. Startech reserves the right to cancel or extend the Warrants once the restriction period has been satisfied and the exercised period fulfilled. The Warrants may be exercised in lots of 100 common shares or more up to the total amount of Warrants for which each investor had originally subscribed. In conjunction with the issuance of the preferred stock in 1999, Startech issued warrants to purchase 589,113 shares of common stock at a price of $15.00 per share. These Warrants will expire on August 31, 2001, provided the average closing bid prices of the common stock for the previous thirty trading days is $16.50 or higher. In the event the common stock is lower than $16.50 per share, the exercise period of the Warrants will be extended until the common stock exceeds $16.50 per share for ten consecutive trading days. At that point, Startech can give the Warrant holders thirty days' notice that the Warrants will expire. Should Startech choose not to cause the expiration of the Warrants sooner, they will expire on August 31, 2004.

Note 6 - Non-qualifying Stock Option Plan:
-----------------------------------------

In November 1995, Startech registered 2,000,000 common shares; issuable upon exercise of stock options issued by Startech under its 1995 Non-qualifying Stock Option Plan (the Plan) for employees, directors and other persons associated with Startech whose services have benefited us.

The options must be issued within 10 years from November 20,1995. Determination of the option price per share and exercise date is at the sole discretion of the Compensation Committee. During the year ended October 31, 1997, Startech issued 145,167 stock options with an additional 34,544 stock options being issued during the year ended October 31, 1998, for services rendered. All options were immediately exercised for one share of common stock. The exercise price ranged from $.25 to $10.00 per share. The aggregate value of these services is reflected as an increase in common stock. During the year ended October 31, 1999, Startech issued 20,000 stock options, with an exercise price of $5.00 per share. On the issuance date, the market value was the same as the exercise price, therefore, no compensation expense was recorded.

Note 7 - Major Customer:
-----------------------

Approximately 94 and 91 percent of revenues were derived from one major customer in 1999 and 1998, respectively.

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 1999, 1998 and 1997

Note 8 - Capital Lease Obligation:
---------------------------------

During 1999, Startech entered into a capital lease obligation for computer equipment. The term of the lease is for 24 months, with principal and interest due in monthly installments of $827 at 15.3%. The equipment was capitalized at $17,002 and is being depreciated over five years. Depreciation expense for 1999 was $850 and accumulated depreciation at October 31, 1999, is $850.

             Total remaining lease payments:
                   2000                                $     9,925
                   2001                                      8,270
                                                       -----------
                                                            18,195
             Less: unamortized interest                      2,420
                                                       -----------
                                                            15,775
             Less:  current portion                          8,057
                                                       -----------
                                                       $     7,718
                                                       ===========


Note 9 - Fair Value of Financial Instruments:
--------------------------------------------

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value:

Cash and other current assets are carried in the accompanying balance sheet at cost, which is a reasonable estimate of their fair value. Accounts payable, notes payable and accrued expenses are also carried at cost, which is a reasonable estimate of their fair value.

                                             Carrying              Estimated
                                              Amount               Fair Value

ASSETS:
     Cash                                  $   5,496,280         $   5,496,280
     Accounts receivable                         512,066               512,066

LIABILITIES:
     Accounts payable                            245,574               245,574
     Capital lease payable                        15,775                15,775
     Accrued expenses                             98,109                98,109

Note 10 - Commitments:
---------------------

Startech has committed to purchase new furniture and equipment and inventory in the amount of $452,691. At October 31, 1999, Startech made deposits on these purchases in the amount of $175,061, which is included on the balance sheet under other assets. In addition, we have an agreement with two individuals for the use of their patents. The agreement provides for monthly payments of $1,000 and has no expiration date.

================================================================================


                  1,684,235  Shares of Common Stock
                    284,250 Shares of Series A Convertible Preferred Stock 396,464 Warrants
                    433,268  CDA Warrants



                                    STARTECH
                              ENVIRONMENTAL CORP.



                                   ----------

                                   PROSPECTUS

                                   ----------



                       STARTECH ENVIRONMENTAL CORPORATION


                                   ----------

                               September , 2000

                                   ----------


     You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We and the selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, except as required by law.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

     In addition to the 1,684,235 shares of common stock being offered hereby, the registration statement of which this prospectus is a part includes a maximum of an additional 710,625 shares of common stock that may become issuable pursuant to the anti-dilution provisions of the preferred stock conversion formula.



================================================================================

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

SEC Registration Fee(Degree)....................................  $    5,886.95
Accounting Fees.................................................  $    3,000.00
Legal Fees......................................................  $   30,000.00
Printing, Engraving and Mailing.................................  $    3,000.00
Transfer agent and registrar's fees.............................  $    2,000.00
Blue Sky fees and expenses......................................  $    2,000.00
Miscellaneous expenses..........................................  $    4,113.05
                                                                  -------------
         TOTAL..................................................  $   50,000.00
                                                                  =============

(Degree) Actual


Item 14. Indemnification of Directors and Officers

     Article VII of Startech Environmental Corp Articles of Incorporation provides as follow:

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the corporation or to its shareholders for monetary damages for (i) any breach of the directors' duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7 - 5-114 of the Colorado Corporation code; or (iv) any transaction from which the director derived an improper benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of Startech shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of a director occurring prior to the time of this repeal or modification.

     In addition, by separate agreement, Startech has indemnified its officers to the same extent as the directors are indemnified in the Articles of Incorporation.

     Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the registrant's Amended articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the act and is therefore unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether these indemnifications by it is against public policy as expressed in the Act and will be governed by the final adjudication.

Item 15.        Recent Sales of Unregistered Securities

     During the past three years, the following securities were sold or issued by the company without registration under the Securities Act.

     In the period April 1, 1997 through June 30, 1997 we issued 119,359 shares of common stock together with 119,359 warrants to purchase an additional share of common stock in a private offering, for total proceeds of $835,513, to 36 investors, 27 of whom were accredited and nine of whom were non-accredited investors, as those terms are defined in Regulations D under the Act. Commissions of approximately $12,500 were paid in connection with this transaction.*

     In the period April through October 20, 1999 we issued 696,978 shares of Series A Cumulative Convertible Redeemable Preferred Stock at $10.00 per share together with 396,464 warrants (one common stock warrant exercisable at $15.00 per share for every two shares of preferred stock purchased) in a private offering to 55 investors, 48 of whom were accredited and seven of whom were non-accredited investors as those terms are defined in Regulations D under the act. Commissions of $550,725 were paid and 47,975 warrants to purchase shares of preferred stock were issued as additional compensation in connection with this transaction.*

     In the period October 21, 1999 through July 31, 2000 we issued 287,756 shares of our common stock to 24 persons upon conversion of their shares of preferred stock and 533,210 shares of our common stock to 44 persons upon the exercise of their warrants for which we received proceeds of $2,058,757. We also issued 433,268 warrants to purchase shares of our common stock at $7.00 per share to the Connecticut Development Authority. *

     In the nine months period ended July 31, 2000 we issued:

     12,818 shares of common stock to 5 individuals for services rendered having a value of $90,530. *

     40,171 shares of preferred stock in payment of three quarterly dividends in kind to preferred stockholders. *

     366 shares of common stock to our 401(K) plan in payment of our matching contribution for the period June 1, 2000 to June 30, 2000. *

     171,118 shares of common stock to John Easton in connection with a settlement agreement relating to litigation between the company and Mr. Easton.*

* The above securities were issued in reliance on the exemption from registration under Section 4(2) as not involving any public offering. Claims of these exemptions are based upon the following: (1) all of the purchasers in these transactions were sophisticated investors with the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in Startech, were able to bear the economic risk of an investment in Startech, had access to or were furnished with the kinds of information that registration under the Securities Act would have provided and acquired securities for their own accounts in transactions not involving any general solicitations or advertising, and not with a view to the distribution thereof, and (2) a restrictive legend was placed on each certificate evidencing the securities; (3) each purchaser acknowledged in writing that he knew the securities were not registered under the Securities Act or any State securities laws, and are restricted securities as that term is defined in Rule 144 under the Securities Act, that the securities may not be offered for sale, sold or otherwise transferred within the United States and except pursuant to an effective registration statement under the Securities Act and any applicable State securities laws, or pursuant to any exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of Startech.

Item 16.       Exhibits and Financial Statement Schedules

   16(a)       Exhibits

   (2)(a) Agreement and Plan of Reorganization between Company and Kapalua Acquisitions, Inc. dated November 17, 1995 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on November 29, 1995, Commission File No. 0-25312)


   (3)(a) Articles of Incorporation of Startech (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10, filed on February 19, 1995, Commission File No. 0-25312)

   (3)(a)i     Articles of Amendment to the Articles of Incorporation*

   (3)(b) By-Laws of Startech (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10, filed on February 19, 1995, Commission File No. 025312)


   (3)(c)      Amendment to by-Laws of Startech dated January 24, 2000*

   (4)(a)      Form of Common Stock Certificate **

   (4)(b)      Form of Convertible Preferred Stock Certificate *

   (4)(c)      Form of Warrant Agreement**

   (4)(d) Stock Subscription Warrant dated December 29, 1998 between the Company and the Connecticut Development Authority ("CDA")**

   (4)(e) Amendment to Stock Subscription Warrant dated March 31, 1999 between the Company and CDA**

   (4)(f) Second Amendment to Stock Subscription Warrant dated June 15, 2000 between the Company and CDA**

   (5)(a) Opinion of Foreht Last Landau Miller & Katz, LLP with respect to the legality of the securities being registered ***

   (10)(a)     2000 Stock Option Plan*

   (10)(b) 1995 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-8, filed in November, 1995, Commission File No. 33-99790)

   (10)(c)     Loan Agreement Dated December 29, 1998 between the Company and
               CDA**

   (10)(d) Term Sheet for Preferred Stock dated August 17, 1999, between the Company and Paradigm Group, LLC**

   (10)(e) Strategic Alliance Agreement dated July 22, 1996 between the Company and Bauer Howden, Inc.**

   (10)(f) Strategic Alliance Agreement dated October 25, 1996 between the Company and Calumet Coach Company**

   (10)(g) Strategic Alliance Agreement dated November 10, 1997 between the Company and Chase Environmental Group, Inc.**

   (10)(h) Strategic Alliance Agreement dated April 17, 1998 between the Company and the Ensign - Bickford Company**

   (10)(i) Strategic Alliance Agreement dated September 30, 1999 between the Company and UXB International Inc.**

   (10)(j) Strategic Alliance Partner Agreement dated March 14, 2000 between the Company and Skidmore, Owings & Merrill LLP**

   (10)(k) Lease Agreement dated September 16, 1999 between the Company and the CD Station, LLC.**

   (10)(l)     Form of Distributor Agreement**

   (10)(m) Patent License Agreement dated November 9, 1998 between the Company and Rollan C. Swanson M.D. and Eleonora Swanson.**

   (10)(n) License of Technology Agreement dated November 29, 1999 between the Company and Media and Process Technology Inc.**

   (12)        Statement of Ratio of Earnings to Fixed Charges ***

   (16)(a) Letter, Re: Changes in Certifying Accountant (Incorporated by reference to the Company's Current Report on Form 8-K dated January 28,1997 File No. 0-25312)

   (24)(a)     Consent of Kostin, Ruffkess and Company, LLC ***

   (24)(b)     Consent of Counsel (included in Exhibit 5 (a) ***

          *** Filed with this Amendment No. 3 to the Registration Statement on Form S-1, Commission File No. 333-35786.

          ** Filed with Amendment No 1. to the Registration Statement on Form S-1 filed on July 7, 2000, Commission File No. 333-35786

          * Filed with the Registration Statement on Form S-1 on April 27, 2000, Commission File No. 333-35786


16(b) Financial Statement Schedules

          Schedules are omitted because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto.

Item 28. Undertakings

The Undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(3a) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering,

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the registrant's, Amended Articles of Incorporation by -Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, this indemnifications against public policy as expressed in the act and its therefore unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, Connecticut on September 20, 2000.


                            STARTECH ENVIRONMENTAL CORPORATION

                            By: /S/ JOSEPH F. LONGO
                                ------------------------------------------------
                                Joseph F. Longo
                                President, Chief Executive Officer, and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


SIGNATURES                TITLE                                        DATE
----------                -----                                        ----


/S/ Joseph F. Longo       President, Treasurer, Chief
-------------------       Executive Officer, and Director     September 20, 2000


/S/ Joseph S. Klimek      Executive Vice President and Chief
--------------------      Operating Officer                   September 20, 2000


/S/ Kevin M. Black        Sr. Vice President, General Counsel,
------------------        Secretary and Director              September 20, 2000


/S/ John R. Celentano     Director                            September 20, 2000
---------------------


/S/ Robert L. DeRochie    Chief Financial Officer, and
----------------------    Vice President Investor Relations   September 20, 2000